STOCK SUBSCRIPTION AND REDEMPTION AGREEMENT




                                  BY AND AMONG




                  MADISON DEARBORN CAPITAL PARTNERS III, L.P.,


               THE STOCKHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS


                          OF OUTSOURCING SOLUTIONS INC.


                                SIGNATORY HERETO




                                       AND




                           OUTSOURCING SOLUTIONS INC.




                           Dated as of October 8, 1999

                   STOCK SUBSCRIPTION AND REDEMPTION AGREEMENT


               STOCK SUBSCRIPTION AND REDEMPTION AGREEMENT, dated as of October 8, 1999 (this "Agreement"), by and among Madison Dearborn Capital Partners III, L.P. (the "Purchaser"), Outsourcing Solutions Inc., a Delaware corporation (the "Company") and the stockholders, warrantholders and optionholders of the Company, in each case listed on the signature pages hereto.


               WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue to Purchaser, shares of the voting common stock (the "Voting Common Stock"), $.01 par value per share, of the Company and shares of Senior Mandatorily Redeemable Preferred Stock of the Company, on the terms and subject to the conditions set forth herein;


               WHEREAS, the stockholders of the Company (each a "Stockholder" and collectively the "Stockholders") own an aggregate of 5,308,866.59 shares of Voting Common Stock, Class A Convertible Nonvoting Common Stock, $.01 par value per share (the "Class A Stock"), Class B Convertible Nonvoting Common Stock, $.01 par value per share (the "Class B Stock") and Class C Convertible Nonvoting Common Stock, $.01 par value per share (the "Class C Stock" and collectively with the Class A Stock and Class B Stock, the "Nonvoting Common Stock" and together with the Voting Common Stock, the "Common Stock") and 1,094,855.24 shares of preferred stock, no par value (the "Preferred Stock"), constituting all of the issued and outstanding capital stock of the Company (collectively, the "Capital Stock");

               WHEREAS, the warrantholders of the Company (each a "Warrantholder" and collectively the "Warrantholders") own in the aggregate warrants (the "Warrants") to purchase a total of 46,088.67 shares of Common Stock of the Company, constituting all of the issued and outstanding warrants of the Company;

               WHEREAS, the optionholders of the Company (each an "Optionholder" and collectively the "Optionholders") own in the aggregate options (the "Options") exercisable to purchase a total of 704,821.2 shares of Common Stock of the Company, constituting all of the issued and outstanding options of the Company (with the Capital Stock, Warrants and Options being herein collectively referred to as the "Company Securities");

               WHEREAS, certain of the Stockholders desire to convert, prior to the consummation of the transactions described herein, shares of Nonvoting Common Stock into shares of Voting Common Stock as set forth herein;

               WHEREAS, the Company desires to redeem or repurchase, and certain Stockholders, Warrantholders and Optionholders desire to have redeemed or repurchased certain Company Securities, including all Nonvoting Common Stock remaining after the conversion referred to above, all Preferred Stock, all Warrants and Options in each case as set forth on Exhibit C or Schedule 2.05 of the Company's disclosure letter (collectively the "Redemption Securities") (such Stockholders, Warrantholders and Optionholders with respect to the securities to be redeemed being herein referred to as the "Redemption Securityholders");

               WHEREAS, certain Stockholders and Optionholders desire to retain shares of Voting Common Stock none of which will be issued upon exchange of the Preferred Stock (the "Rollover Common Stock") and Options (the "Rollover Options") which are not otherwise being redeemed or repurchased by the Company in each case as set forth on Exhibit C or Schedule 2.05 of the Company's disclosure letter (the "Rollover Stockholders" and "Rollover Optionholders" and collectively the "Rollover Holders" with respect to the Voting Common Stock and Options being retained);

               WHEREAS, all outstanding borrowings and obligations under the Second Amended and Restated Credit Agreement, dated as of January 26, 1998, (as amended) among the Company, the lenders listed therein, and the agents thereof shall be replaced and refinanced by a new $475.0 million senior credit facility at the Closing as described in the Senior Letter (the "Refinancing");

               WHEREAS, the Purchaser, with the cooperation and in the name of the Company, shall seek the consents of the holders (the "Noteholders") of the 11% Senior Subordinated Notes, due 2006, as necessary to (i) keep such notes outstanding notwithstanding the change of control of the Company, (ii) waive any defaults thereunder that exist, have existed or that may exist as a result of the transactions contemplated hereby and (iii) make such amendments to the Indenture, dated as of November 6, 1996, between the Company and Wilmington Trust Company, as Trustee (the "Indenture"), as may be necessary to permit the MBIA conduit facility described in Section 5.03(g)(1) and (2) to operate in accordance with past practice (the "Consent Solicitation" and, together with the other transactions described above, the "Recapitalization");


               NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

   ISSUANCE OF STOCK; PAYMENT OF SUBSCRIPTION PRICE; CLOSING

               1.01 Issuance of Stock. (a) Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, on the Closing Date (as hereinafter defined):
(i) a number of shares of Voting Common Stock determined as set forth below; and
(ii) 50,000 shares of Senior Mandatorily Redeemable Preferred Stock (the "Mezzanine Preferred" and together with the Voting Common Stock to be purchased by Purchaser, the "Sale Stock"); provided, that if at the Closing the Company enters into a separate purchase agreement with Purchaser and other investors for the sale and issuance of the Mezzanine Preferred, the obligation to purchase Mezzanine Preferred hereunder shall be superseded and replaced without further action by the Parties hereto; provided, that no such agreement or assignment shall relieve Purchaser of its obligation to purchase the amount of Mezzanine Preferred described herein. The Mezzanine Preferred shall have such terms as are consistent with the terms therefor set forth in the Preferred Letter. The certificate or certificates representing Sale Stock shall be issued and delivered in the name or names and in the denominations specified by Purchaser in a notice to be delivered to the Company no later than the day prior to Closing Date.

               (b) The number of shares of Sale Stock comprised of Voting Common Stock shall be determined as follows: (i) the Purchase Price divided by (ii) the Redemption Consideration.

               1.02 Price. In full consideration for the purchase by Purchaser of the Sale Stock, Purchaser shall pay to the Company on the Closing Date (i) the Purchase Price for the Voting Common Stock and (ii) $50,000,000 for the Mezzanine Preferred. For purposes of this Section 1.02, the "Purchase Price" shall be not less than $200 million and not more than $220 million, the final amount of which shall be specified by the Purchaser in writing to the Company no later than two business days prior to the Closing and shall depend on the revolver availability at Closing under the Refinancing and the third party fees and expenses of the Recapitalization payable by the Company or the Purchaser; provided that to the extent the third party fees and expenses of the Recapitalization exceed $45 million, the $220 million cap on the Purchase Price referred to above shall be increased by an amount equal to the excess of such fees and expenses over $45 million; provided, further, that notwithstanding the foregoing the final Purchase Price amount shall not be less than the aggregate Redemption Consideration payable to Redemption Securityholders with respect to Redemption Securities less $70,000,000. Such amount shall be payable by wire transfer of funds to an account specified by the Company in writing to the Purchaser notice of which shall be provided no later than two business days prior to the Closing Date. This paragraph shall be subject to the satisfaction of the conditions to Purchaser's obligation to close set forth in Article V hereof.

               "Debt"  shall  mean  (i)  indebtedness  of the  Company  and  its
Subsidiaries determined in accordance with generally accepted accounting principles ("GAAP") (including, without limitation, capital leases), except for intercompany loans and advances between or among the Company and its Subsidiaries and (ii) any prepayment penalties or redemption premiums resulting from the transactions contemplated by this Agreement (but excluding any amount contemplated by clause (B) (iii) of the definition of Aggregate Consideration set forth in Section 2.03(a)).

               1.03 Escrow; Sellers' Representative. At or prior to Closing, the Company shall deposit in escrow (the "Escrow Account") with an escrow agent selected by McCown De Leeuw & Co., Inc., as representative for the Redemption Securityholders (the "Sellers' Representative") and reasonably acceptable to the Company (the "Escrow Agent"), as Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), $5,000,000 (the "Escrow Amount") from which payments arising from the adjustments pursuant to Section 1.05 shall be made. The Escrow Amount shall bear interest and shall be released as set forth in the Escrow Agreement. The funds in the Escrow Account shall thereafter be released to the Redemption Securityholders, or the Company, as the case may be, only as provided herein and the Escrow Agreement. None of Purchaser or the Company shall be responsible to the Stockholders, Warrantholders or Optionholders for any loss, damage or expense such holders may suffer as a result of any action of the Sellers' Representative. The Sellers' Representative shall not be responsible to the Stockholders, the Optionholders or Warrantholders for any loss or damages such holders may suffer by the performance by the Sellers' Representative of its duties under this Agreement, other than loss or damage arising from willful violation of the law by the Sellers' Representative or gross negligence in the performance by the Sellers' Representative of its duties under this Agreement. The Sellers' Representative shall be indemnified by the Stockholders, Optionholders and Warrantholders against any and all losses, damages and expenses, whether or not resulting from third party claims, including interest and penalties with respect thereto, asserted against or incurred or sustained by any indemnifying holder as a result of or arising out of any and all of the Sellers' Representative's actions taken as Seller's Representative. The Escrow Account shall only be used to satisfy the obligations set forth in Section 1.05 and will not be subject to any counterclaims or rights of set-off by the Company or any other Person.

               1.04 Closing. The closing of the transactions that constitute the Recapitalization (the "Closing") shall take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, as soon as practicable after the last of the conditions set forth in Article V hereof is fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as Purchaser and the Company shall determine (the "Closing Date").

               1.05 Working Capital Adjustment. (a) Not more than five business days or less than three business days prior to the Closing Date, the Company shall prepare and deliver to Purchaser an estimate of the consolidated Working Capital (as hereinafter defined) of the Company and its Subsidiaries (the "Estimated Working Capital") as of the Closing Date which shall quantify in reasonable detail the items constituting such Working Capital. The Company shall consult with the Purchaser in the preparation of the Estimated Working Capital and shall permit Purchaser to ask questions and make inquiries of the Company with respect thereto; provided, that the Company's good faith estimate of Working Capital as of the Closing Date shall be final and binding for purposes of determining Estimated Working Capital. Working capital (the "Working Capital") shall be equal to the sum of current assets other than purchased loans of the Company and its Subsidiaries less current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP on a consolidated basis, consistently applied with the Financial Statements; provided, that in determining Working Capital, there shall be no duplication of amounts paid or payable that would have the effect of reducing Aggregate Consideration more than once on account of such amounts so paid or payable. Any item that would have been included as a reduction under clause (B) of the definition of Aggregate Consideration but for the fact that an invoice therefor had not been received as of the Closing Date, shall be included as a current liability for purposes of determining Working Capital notwithstanding that an invoice therefor is received after the Closing Date. If the Estimated Working Capital is less than - $6,134,000, then the Aggregate Consideration shall be reduced by the amount of such deficiency. If Estimated Working Capital is greater than -$6,134,000, then the Aggregate Consideration shall be increased by the amount of such difference.

               (b) Promptly after the Closing Date, and in any event not later than forty-five (45) days following the Closing Date, the Company shall prepare a statement of the consolidated Working Capital of the Company and its Subsidiaries at the Closing Date (the "Working Capital Statement").

               (c) After preparation of the Working Capital Statement, the Company promptly shall deliver the Working Capital Statement to the Sellers' Representative and to the Sellers' Representative's accountants (which shall be one firm designated to the Company) for review and the Sellers' Representative and the Sellers' Representative's accountants may make inquiries of the Company and/or the Company's accountants regarding questions concerning or disagreements with the Working Capital Statement arising in the course of such review. The Sellers' Representative's and the Sellers' Representative accountants shall complete their review of the Working Capital Statement within forty-five (45) days of the delivery of the Working Capital Statement to the Sellers' Representative. Promptly following completion of their review, the Sellers' Representative shall submit to the Company a letter regarding its concurrence or disagreement with the accuracy of the Working Capital Statement. Unless the Sellers' Representative delivers a letter disagreeing with the accuracy of the Working Capital Statement within such forty-five (45) day period, the Working Capital Statement shall be final and binding upon the parties. Following delivery of such letter, if the Sellers' Representative shall disagree as to the computation of any item in the Working Capital Statement, the Sellers'
Representative and the Company shall attempt promptly to resolve such disagreement in good faith. If a resolution of such disagreement has not been effected within fifteen (15) days (or longer, as mutually agreed by the parties) after delivery of such letter, the Sellers' Representative or the Company may submit such disagreement to Ernst & Young LLP. The determination of such firm with respect to such disagreement and the accuracy of the Working Capital Statement as a result shall be completed within 45 days of its submission to such accountants and shall be final and binding. Working Capital as finally determined in accordance herewith shall be referred to as "Closing Date Working Capital." The fees, costs and expenses of the independent accounting firm selected in the event of a dispute shall be shared equally by the Company and the Redemption Securityholders (in the case of such Redemption Securityholders, by payment out of the Escrow Account).
               (d) If Closing Date Working Capital is less than the Estimated Working Capital, then funds in the Escrow Account equal to the amount of such deficiency (but in no event to exceed $5,000,000) shall be released to the Company to pay to the Company the amount of any such deficiency within one (1) business day after the determination of Closing Date Working Capital by wire transfer of immediately available funds to an account designated in writing by the Company. If Closing Date Working Capital exceeds the Estimated Working Capital, then the Company shall pay into the Escrow Account, for release to all Stockholders, Optionholders and Warrantholders in accordance with the Escrow Agreement, the amount of any such excess (but in no event to exceed an additional $5,000,000, except as provided in paragraph (f) below) within one (1) business day after the determination of Closing Date Working Capital by wire transfer of immediately available funds. Any amounts remaining in the Escrow Account after the foregoing adjustments shall be released to all Stockholders, Optionholders and Warrantholders pro rata according to their relative share of the Fully Diluted Equity Number. Adjustments or payments pursuant to Sections 1.05(d) or (f) shall not be included in, or result in any adjustment to, Aggregate Consideration as defined in Section 2.03.

               (e) Notwithstanding that the amount of the deficiency referred to in Section 1.05(d) may exceed the amount of funds in the Escrow Account, the obligation of any Redemption Securityholders to make any payment required by this Section 1.05 shall be fully and unconditionally satisfied by the payment to the Company of $5,000,000 of funds in the Escrow Account.


               (f) Simultaneous with any payment into or release from the Escrow Account required by Section 1.05(d), the Company shall deposit into the Escrow Account an additional $2,000,000 in immediately available funds.



                                   ARTICLE II

             REDEMPTION OF THE REDEMPTION STOCK; OPTIONS; WARRANTS

               2.01 Conversion. (a) No later than 3 days prior to the Closing, each holder of Nonvoting Common Stock shall convert or exchange, as applicable, each share of Nonvoting Common Stock held by such holder into a share of Voting Common Stock in accordance with Exhibit C.

               (b) If any share of Voting Common Stock is to be delivered upon conversion to a Person other than the Person in whose name the certificate surrendered for the purposes of such conversion are registered, it shall be a condition to the conversion that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers with the signatures guaranteed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Company any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction to the Company that such taxes have been paid or are not required to be paid.

               (c) If any certificate representing Nonvoting Common Stock or Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Company will issue on conversion of such lost, stolen or destroyed certificate the shares of Voting Common Stock deliverable in respect thereof; provided, that the Person to whom the Voting Common Stock is deliverable shall, as a condition precedent to the delivery thereof, agree to indemnify the Company against any claim that may be made against the Company with respect to the certificate claimed to have been lost, stolen or destroyed. If required by the Company, an indemnity bond must be supplied by the Stockholder that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a certificate is replaced.

               2.02  Redemption  of  Redemption  Securities.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Redemption Securityholders agrees to deliver to the Company for redemption or repurchase on the Closing Date, and the Company agrees to redeem or repurchase from each of the Redemption Securityholders on the Closing Date, the number of Redemption Securities set forth opposite the names of such Redemption Securityholders on Exhibit C attached hereto including all Nonvoting Common Stock, all Preferred Stock and all Common Stock issued upon exchange of the Preferred Stock. The certificates representing any Capital Stock included in the Redemption Securities shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Redemption Securityholders transferring the same to the Company with all necessary transfer tax and other revenue stamps, acquired at the Company's expense, affixed and canceled. Such Redemption Securityholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Capital Stock owned by such Redemption Securityholders or with respect to the stock power accompanying any such certificates. Redemption Securityholders holding Warrants or Options included in the Redemption Securities shall execute and deliver such documents and instruments as Purchaser may reasonably request to evidence the cancellation of such Warrants and Options. Upon consummation of the Recapitalization, there shall be no Preferred Stock (other than the Mezzanine Preferred) outstanding.

               2.03 Capital Stock. (a) Upon the surrender to the Company of a certificate or certificates (a "Certificate") evidencing Capital Stock included in the Redemption Securities, the Company shall pay by wire transfer of immediately available funds to the Person (as defined in Section 7.17 hereof) entitled thereto the Redemption Consideration times the number of shares of such Capital Stock as payment in full therefor.

               The "Redemption Consideration" shall be determined at Closing and shall be equal to (i) (A) the Aggregate Consideration less (B) the Escrow Amount plus (C) the aggregate exercise price for all Warrants and Options outstanding immediately prior to the Closing divided by (ii) the sum of (A) the total number of shares of Voting Common Stock and Nonvoting Common Stock outstanding at Closing (assuming the actions described in Section 2.01 have occurred) and (B) the total number of shares of Voting Common Stock into which Warrants, Options and Preferred Stock (including accruals for payment-in-kind dividends as of Closing whether or not then exchangeable) outstanding at Closing are exercisable, convertible or exchangeable (whether or not presently exercisable, convertible or exchangeable) (the sum of (A) and (B) in clause (ii) being the "Fully Diluted Equity Number"). In calculating the Redemption Consideration and Fully Diluted Equity Number, no Warrant or Option shall be included that would have an exercise price equal to or in excess of the amount of Redemption Consideration if such Warrant or Option were included in such calculation.

               "Aggregate Consideration" shall mean (A) an aggregate of $790,000,000, less (B) the sum of the following items: (i) the amount of Debt at Closing; (ii) the fees and expenses specified in Section 3.01(s) of this Agreement along with other fees and expenses paid or payable by the Company (including, without limitation, legal and other advisory fees and expenses) in connection with this Agreement; (iii) amounts paid or payable by the Company, arising from the change in control of the Company resulting from this Agreement including, without limitation, change of control payments to certain employees of the Company pursuant to the agreements set forth on Schedule 1.02 of the Company's disclosure letter (based on a gross entitlement of $4,498,000 before deductions pursuant to such agreements); (iv) fees, expenses or other amounts paid or payable in connection with obtaining the consents or waivers of any third party required to consummate the purchase and redemption contemplated by this Agreement (including the fees, expenses or other amounts paid in connection with the amendments to the agreements contemplated by Section 5.03(g), but excluding consent and waiver fees, expenses and other amounts paid or payable to holders of the Senior Subordinated Notes and the expenses related to obtaining such consents and waivers); and (v) the fees and expenses of the Stockholders, Warrantholders or Optionholders paid or payable by the Company, if any, in connection with this Agreement and the transactions contemplated hereby, (C) plus or minus, as applicable, the adjustment provided for in Section 1.05(a) based on the Estimated Working Capital.

               (b) If the Redemption Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Redemption Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers with the signatures guaranteed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Company any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Company that such taxes have been paid or are not required to be paid.

               (c) In the event any Certificate  shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Company will issue in exchange for such lost, stolen or destroyed Certificate the Redemption Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that, the Person to whom the Redemption Consideration is paid shall, as a condition precedent to the payment thereof, agree to indemnify the Company against any claim that may be made against the Company with respect to the Certificate claimed to have been lost, stolen or destroyed. If required by the Company, an indemnity bond must be supplied by the Stockholder that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a certificate is replaced.

               2.04 Warrants. Immediately prior to Closing, each outstanding Warrant to purchase Common Stock (the "Warrants"), whether or not immediately exercisable, shall be deemed exercised for shares of Voting Common Stock and each holder thereof, shall be entitled in cancellation and settlement therefor to payments in cash (subject to any applicable withholding taxes, if any, the "Warrant Payment"), equal to the product of (x) the total number of shares subject to such Warrant as to which such Warrant could have been exercisable and
(y) the excess of the Redemption Consideration over the exercise price per share of Voting Common Stock subject to such Warrant.

               2.05 Options. Each Optionholder listed on Schedule 2.05 of the Company's disclosure letter hereby agrees not to exercise such person's Options at any time prior to or at the Closing. To the extent indicated on Schedule 2.05 of the Company's disclosure letter, certain Optionholders will receive payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at Closing, equal to the product of (x) the total number of shares of Voting Common Stock subject to such Option as to which such Option could have been exercised as of Closing and (y) the excess of the Redemption Consideration over the exercise price per share of Voting Common Stock subject to such Option. The Company will provide each other Optionholder not included on Schedule 2.05 of the Company's disclosure letter the right to elect either (i) not to exercise such person's Options prior to or at the Closing or (ii) to accept, in cancellation and settlement therefor, a Cash Payment at the Closing. The Company shall provide to Purchaser, three business days prior to the Closing, a list specifying the election made by each Optionholder (other than those identified on Schedule 2.05 of the Company's disclosure letter) accompanied by a counterpart to this Agreement pursuant to which such Optionholder agrees to be bound by such election subject to the terms and conditions of this Agreement. Each Optionholder that has not accepted a Cash Payment in cancellation and settlement therefor hereby agrees to execute at the Closing the Amended and Restated Stockholders Agreement.

               2.06 Rollover Holders. The Rollover Stockholders and the Rollover Optionholders (including the Optionholders listed on Schedule 2.05 and the Optionholders who agree not to exercise their Options pursuant to Section 2.05) agree not to include their Rollover Common Stock and Rollover Options in the Redemption Securities to be redeemed or repurchased by the Company pursuant to this Agreement and hereby irrevocably waive any and all rights to have their Rollover Common Stock and Rollover Options so redeemed or repurchased pursuant to this Agreement. The Rollover Holders acknowledge that the Rollover Common Stock and the Rollover Options will have a deemed value at the Closing equal to the Redemption Consideration (less the applicable exercise price in the case of Rollover Options) and that the Common Stock to be sold to Purchaser pursuant to
Section 1.01 has been priced on that basis.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser and, with respect to Sections 3.01(a), (b), and (d), to each Stockholder as follows:

               (a) Due Organization, Good Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, prospects, operations, results of operations, or financial condition (the "Condition") of the Company and its Subsidiaries taken as a whole. The Company has made available complete and correct copies of the Certificate of Incorporation and By-Laws of the Company and the comparable governing documents of each of its Subsidiaries, in each case as amended to the date of this Agreement.

               (b) Authorization and Validity of Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and its stockholders and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Purchaser and each Stockholder, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (c) Capitalization. (i) The authorized capital stock of the Company consists of 7,500,000 shares of Voting Common Stock, 7,500,000 shares of Class A Non-Voting Common Stock, 500,000 shares of Class B Non-Voting Common Stock, 1,500,000 shares of Class C Non-Voting Common Stock and 1,250,000 shares of Preferred Stock. As of the date hereof,
        (A) 3,477,126.01 shares of Voting Common Stock were issued and outstanding; (B) 391,740.58 shares of Class A Non-Voting Common Stock were issued and outstanding; (C) 400,000 shares of Class B Non-Voting Common Stock were issued and outstanding; (D) 1,040,000 shares of Class C Non-Voting Common Stock were issued and outstanding; (E) 1,094,855.24 shares of Preferred Stock were issued and outstanding; and (F) no shares of Voting Common Stock were held in the treasury of the Company. All issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.01(c)(i) or in Section 3.01(c)(i) of the Company's disclosure letter (the "Company's disclosure letter"), delivered concurrently with the delivery of this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at Closing there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter ("Voting Debt").

               (ii) Section 3.01(c)(ii) of the Company's disclosure letter lists all of the Company's Subsidiaries. Except as set forth on Section 3.01(c)(ii) of the Company's disclosure letter, all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever, except for liens, encumbrances and claims created pursuant to that certain Second Amended and Restated Credit Agreement, dated as of January 26, 1998 among the Company, the Lenders listed therein as Lenders, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, and Sun Trust Bank, Atlanta, as Collateral Agent, as amended. Except as set forth on Section 3.01(c)(ii) of the Company's disclosure letter, no shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except as set forth on Section 3.01(c)(ii) of the Company's disclosure letter, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person. The Company's Subsidiaries have no Voting Debt.

               (d) Consents and Approvals; No Violations. Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the comparable governing documents of any of its Subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound;
        (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, or obtaining any new or additional licenses from any governmental or regulatory body, agency or authority; and (4) except as set forth in Section 3.01(d) of the Company's disclosure letter, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance (as defined herein) upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets are bound or subject, except for, in the case of clauses (3) and (4) above, such as would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole, and would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No violation of any provision of the Certificate of Incorporation or By-Laws of the Company or the comparable governing documents of any of its Subsidiaries exists as a result of the Reorganization.

               (e) Financial Statements; Commission Filings. (i) The Company has heretofore furnished the Purchaser with the consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the periods then ended, audited by Deloitte & Touche LLP (the "Audited Financial Statements") and the unaudited consolidated balance sheet of the Company as at June 30, 1999, and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the six month period then ended (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The consolidated unaudited balance sheet as at June 30, 1999, is sometimes referred to herein as the "Balance Sheet" and June 30, 1999, is sometimes herein referred to as the "Balance Sheet Date." Such Financial Statements including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are consistent with the books and records of the Company and fairly present in all material respects the financial position of the Company and its Subsidiaries and the results of their operations and cash flows at such dates and for such periods except that the Unaudited Financial Statements do not contain footnotes and are subject to year-end adjustments.

               (ii) The Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the Federal securities laws and the Commission rules and regulations thereunder, and all forms, reports and documents filed with the Commission by the Company (collectively, the "Commission Filings") have complied in all material respects with the applicable requirements of the Federal securities laws and the Commission rules and regulations promulgated thereunder. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f)  Absence  of  Certain  Changes.  Other  than as set  forth in
        Section 3.01(f) of the Company's disclosure letter, since the Balance Sheet Date, there has been no material adverse change in the Condition of the Company and its Subsidiaries taken as a whole.

               (g)  Title to  Properties;  Encumbrances.  Except as set forth in
        Section 3.01(g) of the Company's disclosure letter, the Company and each of its Subsidiaries has good and valid title to (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the material properties and assets reflected in the Balance Sheet except as indicated in the notes thereto and except for properties and assets reflected in the Balance Sheet which have been sold or otherwise disposed of in the ordinary course of business after the Balance Sheet Date, and (ii) all the material tangible properties and assets purchased by the Company and any of its Subsidiaries since the Balance Sheet Date except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no encumbrance, lien, security interest, charge or other restriction (each an "Encumbrance") of any kind or character, except as reflected in Section 3.01(g) of the Company's disclosure letter and except for (1) Encumbrances reflected on the Balance Sheet, and (2) Encumbrances which do not materially detract from the value of, or materially impair the use of, any material property by the Company or any of its Subsidiaries in the operation of its respective business or which do not have a material adverse effect on the Condition of the Company and its Subsidiaries, taken as a whole.

               (h) Leases. Section 3.01(h) of the Company's disclosure letter contains a list of all leases to which the Company or any Subsidiary is a party requiring an annual aggregate payment of at least $100,000. The Company or its applicable Subsidiary has a good and valid leaseholder interest in and to all of the real property subject to any such lease with respect to which it is a lessee ("Leased Property"). Except as otherwise set forth in Section 3.01(h) of the Company's disclosure letter, each lease set forth therein is in full force and effect and is enforceable in accordance with its terms; there are no material leases, subleases, licenses, concessions or other agreements (written or oral) granting to any person or entity (other than the Company or its Subsidiaries) the right to use or occupy the Leased Property; all rents and additional rents due to date from the Company or such Subsidiary on each such lease have been paid; in each case, neither the Company nor any Subsidiary has received notice that it is in material default thereunder; and, to the knowledge of the Company there exists no material event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Company or any Subsidiary under such lease.

               (i) Material Contracts. Except as set forth in Section 3.01(h), 3.01(i) or 3.01(m) of the Company's disclosure letter, neither the Company nor any Subsidiary has or is bound by (a) any agreement, contract or commitment relating to the employment of any Person by the Company or any Subsidiary which cannot be terminated by the Company or the Subsidiary upon notice of 60 days or less without penalty or premium and involve annual compensation in excess of $100,000 annually, (b) any agreement, contract or commitment materially limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person or (c) any agreement, contract or commitment not entered into in the ordinary course of business which materially affects the business of the Company and the Subsidiaries taken as a whole and is not cancelable without penalty within 90 days. There is no material default under any contract listed on Section
        3.01(i) of the Company's disclosure letter as a result of the Reorganization (as hereinafter defined).

               (j) Compliance with Laws. (i) Except as set forth in Section 3.01(k) of the Company's disclosure letter, the Company and its Subsidiaries are in compliance with all applicable laws and regulations and all orders, judgments and decrees (including, but not limited to, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent) relating to its business and operations (other than with respect to taxes, Environmental Laws, employee benefits, employee relations and federal securities laws which are the subject of specific representations contained in this Agreement) except where the failure to so comply would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or would prevent or materially delay consummation of the transactions contemplated by this Agreement.

               (ii) The Company and each of its Subsidiaries possess all licenses, certificates of authority, certificates of need, permits or other authorizations and regulatory approvals required by law (a "License") necessary for the ownership of its properties and the conduct of its business as presently conducted in each jurisdiction in which the Company and such Subsidiary is required to possess a License, except where the failure to possess such a License would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. All such Licenses are in full force and effect and neither the Company nor any Subsidiary has received any written notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or such event, inquiry, investigation or proceeding would not have a material adverse effect on the Condition of the Company and its Subsidiaries, taken as a whole.

               (k) Litigation. Except as set forth in Section 3.01(k) of the Company's disclosure letter, there is no action, suit, condemnation, expropriation or other proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties (including, but not limited to, Leased Property) or rights which, would: (i) have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole; (ii) would prevent or materially delay consummation of the transactions contemplated by this Agreement or (iii) is, or is seeking certification as, a class action. In addition, except as set forth in
        Section 3.01(k) of the Company's disclosure letter, neither the Company nor any of its Subsidiaries is subject to any consent decrees or judicial or administrative order under the Fair Debt Collection Practice Act or any state law equivalent relating to the ongoing conduct of the Company's business.

               (l) Employee Benefit Plans. (i) Section 3.01(l) of the Company's disclosure letter contains an accurate and complete list of (a) each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) contributed to, maintained or sponsored by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability or potential liability; and (b) each other retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, material fringe benefit, hospitalization or other medical, disability, life or other insurance, and any other welfare benefit policy, trust, understanding or arrangement contributed to, maintained or sponsored by the Company or any of its Subsidiaries for the benefit of any present or former employee, officer or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability or potential liability. Each such item listed on Schedule 3.01(l) is referred to herein as a "Benefit Plan."

               (ii) Section 3.01(l) of the Company's disclosure letter also contains an accurate and complete list of each agreement or commitment of the Company or any Subsidiary of the Company or to which the Company or any of its Subsidiaries may have any liability, with or for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (including, without limitation, each employment, compensation or termination agreement or commitment but excluding employment agreements with annual payments of less than $100,000). Each such item listed on Schedule 3.01(l) is referred to herein as a "Compensation Commitment."

               (iii) With respect to each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") (a) it has received a determination letter, or in the case of a standardized prototype plan, such prototype plan has received a favorable determination letter from the Internal Revenue Service (the "IRS"), or has been timely submitted for a determination letter from the IRS, that such Benefit Plan is qualified under Section 401(a) of the Code, and, to the knowledge of the Company and its Subsidiaries, nothing has occurred since the date of such determination letter or submission that could adversely affect the qualification of such Benefit Plan or the exemption from taxation of the related trust; and (b) no such Benefit Plan is a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

               (iv) Except as described in Section 3.01(l) of the Company's disclosure letter (a) none of the Benefit Plans or Compensation Commitments obligates the Company or any of its Subsidiaries to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code; and (b) there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that provides for payment, prior to or in connection with this transaction by the Company or any of its Subsidiaries that is not deductible under Section 162 or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (v) (a) Each Benefit Plan and any related trust, insurance contract or fund has been maintained and administered in substantial compliance with its respective terms and in substantial compliance with all applicable laws and regulations, including, but not limited to, ERISA and the Code; (b) there has been no application or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that would materially change the funded status of any such Benefit Plan; (c) neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA or to the Pension Benefit Guaranty Corporation; (d) there are no pending or, to the knowledge of the
        Company and its Subsidiaries, threatened, material actions, suits, investigations or claims with respect to any Benefit Plan or Compensation Commitment (other than routine claims for benefits), and neither the Company nor any of its Subsidiaries has knowledge of any facts which could give rise to (or reasonably be expected to give rise to) any such actions, suits, investigations or claims; (e) there have been no prohibited transactions as defined in Section 406 of ERISA or
        Section 4975 of the Code with respect to any Benefit Plan; and (f) all contributions which are due with respect to each Benefit Plan have been timely made, and all contributions for periods ending on the Closing Date which are not then due have been accrued in accordance with GAAP.

               (vi) The Company and each of its Subsidiaries has complied in all material respects with the health care continuation requirements of
        Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"); and the Company and its Subsidiaries have no obligation under any Benefit Plan, Compensation Commitment or otherwise to provide health or other welfare benefits to or with respect to former employees of the Company or any of its Subsidiaries or any other person, except as specifically required by COBRA.

               (vii) With respect to each Benefit Plan and Compensation Commitment, the Company has furnished or made available to the Purchaser true and complete copies, as applicable, of (a) the plan documents, summary plan descriptions and employee handbooks; (b) IRS Form 5500 Annual Report (including all attachments) for the most recent plan year;
        (c) all related trust agreements, insurance contracts or other funding arrangements; and (d) the most recent favorable determination letter issued by the IRS.

               (m) Employment  Relations and Agreements.  Except as set forth in
        Section 3.01(m) and 3.01(l) of the Company's disclosure letter, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (iii) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement; and (iv) neither the Company nor any of its Subsidiaries has experienced any labor difficulty during the last year except (in the case of this clause (iv)) as would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Except as disclosed in Section 3.01(m) of the Company's disclosure letter, there exist no employment, consulting, severance, indemnification agreements or deferred compensation agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the transactions pursuant to this Agreement.

               (n) Taxes. (i) Tax Returns. The Company and each of its Subsidiaries has filed or caused to be filed or will file or cause to be filed with the appropriate taxing authorities on a timely basis all material returns and reports ("Returns") relating to Taxes that are required to be filed by, or with respect to, the Company and each of its Subsidiaries on or prior to the Closing Date (taking into account any extension of time to file granted to or on behalf of the Company or any of its Subsidiaries). All such Returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all material respects. As used herein, "Tax" or "Taxes" shall mean all taxes including, without limitation, all U.S. federal, state, local and foreign income, franchise, profits, capital gains, capital stock, sales, use, value added, occupation, property, excise, stamp, license, payroll, social security, withholding and all other taxes of any kind whatsoever, all estimated taxes, deficiency assessments, and additions to tax, penalties and interest in respect of the foregoing.

               (ii) Payment of Taxes. All material Tax liabilities of the Company and its Subsidiaries due and payable with respect to all taxable years or other taxable periods (including portions thereof) ending on or prior to the Balance Sheet Date have been, or prior to the Closing Date will be, paid or adequately disclosed as a liability on the Balance Sheet. All material Tax liabilities of the Company and its Subsidiaries due and payable with respect to all taxable years or taxable periods (including portions thereof) which did not end prior to the day after the Balance Sheet Date and which end on or prior to the Closing Date have been, or prior to the Closing Date will be, paid.

               (iii) Other Tax Matters. Section 3.01(n) of the Company's disclosure letter sets forth (I) each taxable year or other taxable period of the Company and its Subsidiaries for which an audit or other examination of Taxes by any taxing authority is currently in progress or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries that, if determined adversely to the Company or its Subsidiaries, would result in a material Tax liability of the Company or its Subsidiaries after the Closing Date, and
        (II) the taxable years or other taxable periods of the Company and its Subsidiaries which, for income tax purposes, will not be subject to the normally applicable statute of limitations because of written waivers or agreements given by the Company or its Subsidiaries.

               (iv) Except as set forth in Section 3.01(n) of the Company's disclosure letter attached hereto:

                      (1) Subject to Section 5.03(j), neither the Company nor any of its Subsidiaries has made any payments, nor is or may become obligated (under any contract or agreement entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any analogous provisions of state, local or foreign Tax law);

                      (2) the Company and each of its  Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party other than such Taxes which in the aggregate, are not material, and all material Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed;

                      (3) there  are no liens for  material  Taxes  (other  than current Taxes not yet due and payable) upon the assets or properties of the Company or any of its Subsidiaries;

                      (4) the Company and its  Subsidiaries are entitled to each
               Tax refund claimed or received by the Company or any Subsidiary on or prior to the Closing Date, except to the extent the disallowance of which would not result in any material Tax liability or loss of a pending material Tax refund claim;

                      (5) the Company and its  Subsidiaries are not and will not become  liable  for  any  material  Taxes  as  a  result  of  the
               Reorganization and the Reorganization will not create any material gains or income, the taxation of which is deferred under Treasury Regulation ss. 1.1502-13 (or any similar provision of state, local or foreign law);

                      (6) neither the Company nor any of its  Subsidiaries  is a party to any Tax allocation, sharing, or similar agreement under which the Company or such Subsidiaries has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;

                      (7) the Company and each of its  Subsidiaries has properly accrued on its respective financial statements all material Tax liabilities (determined in accordance with GAAP) and the amount so accrued is at least equal to its respective liability for such Taxes; and

                      (8) neither the  Company nor any of its  Subsidiaries  has any liability for material Taxes arising as a result of the Company or any of its Subsidiaries at any time being a member of an affiliated group (as defined in section 1504(a) of the Code and any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) other than a group the common parent of which is the Company or any of its Subsidiaries.

               (o) Liabilities. Except as set forth in Section 3.01(o) of the Company's disclosure letter, neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise, required to be set forth on the Balance Sheet in accordance with generally accepted accounting principles except as set forth in the Balance Sheet or referred to in the footnotes thereto, and except for liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business.

               (p)  Intellectual  Properties.  Section  3.01(p) of the Company's
        disclosure letter accurately sets forth all of the following used or held for use in connection with the business of the Company or its Subsidiaries as currently conducted: (i) patents, patent rights, and applications therefor; (ii) registered trademarks and registered service marks, and applications therefor; and (iii) other registered intellectual property rights of any kind or nature, including without limitation registered copyrights, trade secrets, trade names, know how and other proprietary rights and information (all of the foregoing collectively the "OSI Intellectual Property"). The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all OSI Intellectual Property, all material computer software (other than generally available mass market software) and material collections of information (such as data bases) used in the Company's business and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which would have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Except as set forth in Section 3.01(p) of the Company's disclosure letter, neither the Company nor any Subsidiary has received any written notices of, and is not aware of any facts that would be reasonably likely to result in, any infringement or misappropriation by, or conflict with, any third party with respect to such third party's intellectual property rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party). Except as set forth in Section 3.01(p) of the Company's disclosure letter neither the Company nor any Subsidiary has received any written notice of termination or expiration with respect to any OSI Intellectual Property, any material computer software (other than generally available mass market software) and any material collections of information (such as data bases) used in the Company's business from the owner thereof and the Company is unaware of any facts or circumstances that would be reasonably likely to result in such a termination or expiration notice.

               (q)  Environmental  Laws and Regulations.  Except as set forth in
        Section 3.01(q) of the Company's disclosure letter (a) Hazardous Materials have not been (i) generated, used, treated or stored on, or transported to or from, any Company Property or (ii) Released or disposed of on or from any Company Property, except, in the case of clauses (i) or (ii) in a manner which could not reasonably be expected to give rise to material liabilities under Environmental Law, (b) the Company and each of its Subsidiaries have complied and are in compliance in all material respects with applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, and
        (c) there are no past, pending or, to the Company's knowledge, threatened claims under Environmental Law against the Company or any of its Subsidiaries.

               For purposes of this Agreement, the following terms shall have the following meanings: (A) "Company Property" means any real property and improvements at any time owned, leased, or operated by the Company or any of its affiliates, Subsidiaries or any of their respective predecessors; (B) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials or friable asbestos and (ii) any chemicals, materials or substances defined as "hazardous substances," under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA") and (iii) all other materials or substances the Release of which is prohibited or regulated or as to which liability may be imposed under Environmental Laws; (C) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance or code, contractual obligation or common law or other legal requirement, in each case in effect and as amended as of the date hereof and the Closing Date, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; and (D) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

               (r) Conduct of Business. Since the Balance Sheet Date, except (a) as set forth in Section 3.01(r) of the Company's disclosure letter or
        (b) as contemplated or expressly required or permitted by this Agreement, the Company has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a material breach of the Company's agreements set forth in Section 4.03 of this Agreement.

               (s) Broker's or Finder's Fee. Except for Credit Suisse First Boston Corporation and Bear, Stearns & Co. Inc. (whose fees and expenses will be paid as contemplated by Section 1.01), no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

               (t) Collection and Portfolio Services Businesses. Since December 31, 1998, there has not been any change in the terms or conditions (including, without limitation, pricing) under which the Company performs either debt collection services or portfolio services that would be reasonably likely to have a material adverse effect on the condition of the Company and its Subsidiaries taken as a whole. The Company is unaware of any facts that would be reasonably likely to cause a material impairment in the expected realization value of the Company's purchased portfolios taken as a whole.

               (u) Affiliate Transactions. The Commission Filings disclose all understandings, agreements or arrangements with any Stockholder or its Affiliates which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, if an Annual Report on Form 10K were made on the date hereof.

               (v) Disclosure. Except as set forth in Section 3.01(v) of the Company's disclosure letter, this Agreement, the certificates and other instruments attached hereto or delivered pursuant to this Agreement, the Financial Statements, the Commission Filings, the Company's disclosure letter and to the extent listed or described on the Company's disclosure letter, the documents and statements in writing which have been supplied by or on behalf of the Company in connection with the transactions contemplated by this Agreement, when considered in their entirety, do not contain any untrue statement of a material fact, or omit a material fact necessary to make the statements contained herein or therein not misleading.

               3.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and each of the Stockholders and each Warrantholder as follows:

               (a) Due Organization and Power. Purchaser is a limited partnership duly organized and validly existing and (to the extent such concept is applicable) in good standing under the laws of the State of Delaware.

               (b) Authorization and Validity of Agreement. Purchaser has all requisite partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, has been duly authorized by Purchaser. No other action on the part of Purchaser (or its partners) is necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by the Company and each Stockholder, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

               (c) Consents and Approvals; No Violations. Assuming the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (1) violate any provision of the Partnership Agreement of Purchaser; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Purchaser or by which its properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or
        (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser or any of its direct or indirect Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Purchaser or its Subsidiaries is a party, or by which its properties or assets may be bound except for in the case of clauses (3) and (4) above for such as would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

               (d) Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or, to the knowledge of Purchaser, any investigation by) any governmental or other instrumentality or agency, pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser, or any of its properties or rights, which would prevent or materially delay consummation of the transactions contemplated by this Agreement.

               (e) Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of Purchaser is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the Stockholders or the Company in connection with this Agreement or any of the transactions contemplated hereby.

               (f) Financing. Purchaser has furnished to the Company true, complete and correct copies of (i) that certain Senior Credit Facility Commitment Letter, dated September 15, 1999, from DLJ Capital Funding, Inc. to Purchaser (the "Senior Letter") and (ii) that certain letter (the "Preferred Letter"), dated September 15, 1999 from Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. to Purchaser (collectively, the "Commitment Letters"). The Commitment Letters have been executed by Purchaser.

               (g) Purchase for Investment. Upon the terms and conditions set forth herein, Purchaser will acquire the Sale Stock for investment and not with a view toward any distribution thereof in violation of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder; provided, however, that the disposition of the Purchaser's property shall at all times remain within the sole control of Purchaser.

               3.03 Representations of the Stockholders, Warrantholders and Optionholders. Each Stockholder, Warrantholder or Optionholder, as the case may be, represents, warrants and agrees, individually and not jointly and severally, to the Company and Purchaser as follows:

               (a) Ownership of Redemption Shares or Warrants. The Stockholder or Warrantholder, as the case may be, is the lawful owner of the number of shares of Voting Common Stock, Nonvoting Common Stock or Warrants listed opposite the name of such Stockholder or Warrantholder as the case may be, on Exhibit C attached hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind other than those imposed by the federal securities laws and any applicable state securities laws and pursuant to that certain Amended and Restated Stockholders' Agreement, dated as of February 16, 1996 by and among the Company and the Stockholders party thereto. Except as set forth on Exhibit C and on Schedule 2.05 of the Company's disclosure letter, the Stockholder, Warrantholder or Optionholder, as the case may be, does not own any shares of capital stock of the Company or any options or warrants providing for the purchase, issuance or sale of any shares of capital stock of the Company. The Stockholder, Warrantholder or Optionholder, as the case may be, has full legal right, power and authority to enter into this Agreement and to perform its obligations pursuant to this Agreement, and the delivery to the Company of the Redemption Stock, Options or Warrants pursuant to the provisions of this Agreement will transfer to the Company valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Stockholder, Warrantholder or Optionholder, as the case may be, is a resident at the address set forth opposite such Person's name on the signature pages hereto.

               (b) Authorization and Validity of Agreement. The Stockholder, Warrantholder or Optionholder, as the case may be, is duly organized and validly existing (to the extent such concepts are applicable), has full legal right and authority to perform such Person's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, Warrantholder or Optionholder, as the case may be, and is a valid and binding obligation of the Stockholder, Warrantholder or Optionholder, as the case may be, enforceable against such Stockholder, Warrantholder or Optionholder, as the case may be, in accordance with its terms.

               (c) Consents and Approvals; No Violations. Assuming (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by the Stockholder, Warrantholder or
        Optionholder, as the case may be, and the consummation by each Stockholder, Warrantholder or Optionholder, as the case may be, of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or By-Laws or the comparable governing documents of such Stockholder, Warrantholder or Optionholder, as the case may be, as applicable; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to such Stockholder, Warrantholder or Optionholder, as the case may be, or by which any of its properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder, Warrantholder or Optionholder, as the case may be, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which such Stockholder, Warrantholder or Optionholder, as the case may be, is a party, or by which it or any of its properties or assets are bound or subject, except for, in the case of clauses (3) and (4) above, such as would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

               (d) Broker's or Finder's Fee. Except for Credit Suisse First Boston Corporation and Bear, Stearns & Co. Inc. (whose fees and expenses will be paid by the Company and treated as contemplated by Article II), no agent, broker, Person or firm acting on behalf of the Stockholder, Warrantholder or Optionholder is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the other parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                       TRANSACTIONS PRIOR TO CLOSING DATE

               4.01 Access to  Information  Concerning  Properties  and Records.
During the period commencing on the date hereof and ending on the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, (i) afford Purchaser, and its counsel, accountants, funding sources, consultants and other authorized representative (collectively, "Purchaser's Representatives"), full access during normal business hours to the employees, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; (ii) furnish to the Purchaser and the Purchaser's Representatives such financial, legal, technical, personnel and operating data and other information as such Persons may reasonably request; and (iii) instruct the Company's employees, counsel, auditors and financial and industry advisors to cooperate with the Purchaser and the Purchaser's Representatives in their preparation of any materials for presentations or submissions to rating agencies, consent solicitations of bond holders, syndication of replacement credit facilities in connection with the Recapitalization or other activities reasonably related to consummating the transactions contemplated hereby; provided, that such investigation and assistance shall not unreasonably disrupt the personnel and operations of the Company and its Subsidiaries. In addition, for each month, beginning July 31, 1999, the Company shall provide Purchaser with an unaudited consolidated balance sheet and the related unaudited consolidated statement of operations, changes in stockholders' equity and cash flows for the month then ended when and as such statements are made available to the Company's senior management (the "Monthly Financial Statements"). The Monthly Financial Statements, except as indicated therein, shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements except that they need not contain footnotes and will be subject to year end adjustments.

               4.02 Confidentiality. Information obtained by Purchaser pursuant to Section 4.01 hereof shall be subject to the provisions of the Confidentiality Agreement between the Company and Purchaser (the "Confidentiality Agreement"), except that the Company shall not unreasonably withhold or delay its consent to the release of any information which the Purchaser wishes to use as contemplated by Section 4.01 hereof or otherwise consistent with the terms of this Agreement. The Confidentiality Agreement shall terminate and be of no further force or effect as of the Closing Date. From and after the Closing Date, the Stockholders will treat and hold confidential all information concerning the business and affairs of the Company and its Subsidiaries that is not generally available to the public ("Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser, or destroy, at the request and the option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession.

               4.03 Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as set forth in Section 4.03 of the Company's disclosure letter and except as permitted, required or contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved by Purchaser in writing, during the period commencing on the date hereof and ending on the Closing Date:

               (a) The Company and each of its Subsidiaries will conduct their respective operations in the ordinary and usual course of business and will use their reasonably best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, joint venture partners, and others having business relationships with them; and

               (b) Neither the Company nor any of its Subsidiaries shall (i) make any change in or amendment to its Certificate of Incorporation or By-Laws (or comparable governing documents); (ii) issue or sell any shares of its capital stock (other than in connection with the exercise of Warrants or Options outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure; (iii) sell or pledge or agree to sell or pledge any stock owned by it in any of its Subsidiaries; (iv) declare, pay, set aside or make any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire any shares of its capital stock or its other securities; (v) (A) enter into any contract or commitment with respect to capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate, (B) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business or division thereof, or (C) enter into, cancel or materially amend, modify or supplement or cancel any other material contract; (vi) acquire a material amount of assets or securities or release or relinquish any material contract rights; (vii) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement that were disclosed to Purchaser or applicable law, increase the compensation or fringe benefits of any of its directors, officers or employees, (except for increases in salary or wages of employees of the Company or its Subsidiaries with an annual base salary of less than $100,000 in the ordinary course of business) or make bonus, pension, retirement or insurance payments or arrangements to or with any such Person, except, in the case of employees with an annual base salary of less than $100,000, in the ordinary course of business; (viii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness or other liability, enter into any employment agreements, enter into new severance agreements, retention, bonus or similar agreements or amend any such plans, enter into any indemnity agreement indemnifying any Stockholder, incur any obligations to make any payments that become due as a result of a change in control of the Company, other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person or, other than in the ordinary course of business, make any loan or other extension of credit;
        (ix) make any material tax election or settle or compromise any material tax liability; (x) make any change in its method of accounting other than such changes as may be necessary or advisable to comply with applicable law or regulation or with generally accepted accounting principals after prior notice to the Purchaser; (xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries not constituting an inactive Subsidiary (other than the transactions contemplated in this Agreement); or (xii) agree, in writing or otherwise, to take any of the foregoing actions; provided, however, the Company may take any action reasonably necessary to effectuate the payment of payment-in-kind dividends to the holders of the Preferred Stock, in accordance with the terms of the Preferred Stock.

               4.04 Reasonable Best Efforts. (a) Subject to the terms and conditions provided herein, each of the Company, Purchaser and, as applicable, the Stockholders shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to (x) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and Purchaser shall cooperate with, and use its reasonable best efforts to assist, the Company with respect thereto (y) cooperate with Purchaser with respect to the Consent Solicitation and (z) obtain the waiver, extension and modification as contemplated in items (1), (2) and (3) of Section 5.03(g) in the form reasonably requested by Purchaser and reasonably acceptable to the Company. The Company shall submit to the stockholders of the Company for approval an amended and restated Certificate of Incorporation to authorize the Mezzanine Preferred and such other changes as Purchasers may reasonably request and, on or prior to Closing, the Company shall cause such Amended and Restated Certificate of Incorporation to be duly filed and recorded with the Secretary of State of the State of Delaware and to be in full force and effect as of the Closing Date. From and after the Closing, the Stockholders, Warrantholders and Optionholders shall cooperate with Purchaser and the Company as Purchaser or the Company may reasonably request in the taking of such actions as are necessary to effect the purchase and redemption pursuant to this Agreement. Subject to the terms and conditions provided herein, the MDC Entities shall cooperate and use their reasonable best efforts (which shall include the voting of their shares of Common Stock and Preferred Stock in favor of the approval of the purchase and redemption contemplated by this Agreement) to take, or cause to be taken, all such action as is required to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their reasonable best efforts to (x) amend the Company's Certificate of Incorporation to authorize the Mezzanine Preferred, (y) obtain the vote of shareholders provided for in Section 5.03(j) and (z) if necessary, to exercise and enforce the powers granted to the MDC Entities pursuant to Section 2.4 of the Amended and Restated Stockholders Agreement to effect the covenant in Section 7.16.

               (b) Prior to the Closing the Company and each of its Subsidiaries shall take all actions that are required to be taken prior to the Closing to ensure that each License shall remain in effect in all material respects upon consummation of the transactions contemplated hereby and will use their reasonable best efforts to respond to requests and inquiries from regulatory agencies regarding Licenses. Without limiting the foregoing, the Company and each of its Subsidiaries shall use their reasonable best efforts to comply with all notice, application, and change in control provisions associated with any License that requires any action to be taken prior to Closing and to notify Purchaser of any and all conditions of which the Company is aware with which Purchaser and/or the Company must comply to maintain in all material respects each License with no gap in the coverage of any License, and each of the Company and the Purchaser shall cooperate fully with each other to ensure such compliance. Such notice to Purchaser shall, to the extent practicable, be given sufficiently in advance of Closing to permit compliance with all applicable notice, application and change in control provisions associated with each License.

               4.05 Exclusive Dealing. During the period from the date of this Agreement to the earlier of the termination of this Agreement and Closing, neither the Company nor any Stockholder shall take, and they shall not permit any of their respective affiliates, officers, directors, agents, advisors, attorneys, or accountants or financing sources to take, any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than Purchaser and its representatives, concerning any purchase of any capital stock of the Company or its Subsidiaries (other than in connection with the exercise of Options or Warrants outstanding on the date hereof) or any merger, asset sale, recapitalization or similar transaction involving the Company or its Subsidiaries. None of the Stockholders or the Company will vote their capital stock of the Company or its Subsidiaries in favor of any such purchase of any capital stock of the Company, or any merger, asset sale or similar transaction. The Stockholders and/or the Company will notify the Purchaser as soon as practicable if any Person makes any proposal, offer, inquiry, or contact to such Stockholder or the Company, as the case may be, with respect to the foregoing and shall describe in reasonable detail the identity of such Person and, the substance and material terms of any such contact and the material terms of any such proposal.

               4.06 Notification of Certain Matters. The Company and the Stockholders shall give prompt notice to Purchaser, of the existence of any fact or circumstance of which the Company or such Stockholder, as the case may be, becomes aware which would cause any representation or warranty made by it contained in this Agreement to be untrue in any material respect or would result in the failure of any condition precedent set forth in Article V at any time from the date of this Agreement to the Closing Date. Each of the Company, the Stockholders and Purchaser shall give prompt notice to the other party of any notice or other communication from, any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

               4.07 Change of Control Payments. Simultaneously with the Closing, the Company shall pay all amounts due and payable as a result of the change of control contemplated by this Agreement under the agreements set forth on Section
1.02 of the Company's disclosure letter and such amounts shall be treated as set forth in Article I.

               4.08 Financing. Subject to the terms and conditions of this Agreement, Purchaser shall, and shall cause its respective officers, directors, employees, partners, affiliates, financial advisors and other representatives to, use their commercially reasonable efforts to arrange as promptly as practicable and to complete the financing contemplated by the Senior Letter and the Preferred Letter.


                                    ARTICLE V

                      CONDITIONS PRECEDENT TO SALE OF STOCK

               5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

               (a) No Injunction. No preliminary injunction, or decree, or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement which is in effect at the Closing; provided, however, that, in the case of any such injunction, decree or other order, each of the parties hereto shall have used reasonable best efforts to prevent the entry of any such decree, injunction or other order and to appeal as promptly as possible any such decree, injunction or other order that may be entered.

               (b) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated hereby.

               (c) HSR Act. Any waiting period applicable to the sale of the Sale Stock under the HSR Act shall have expired, or earlier termination thereof shall have been granted, and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

               5.02 Conditions to Obligations of the Company and the Stockholders. The obligation of the Company to effect the sale of the Sale Stock and the obligation of the Company and the Stockholders to effect the redemption of the Redemption Shares shall be subject to the fulfillment at or prior to Closing of the following additional conditions, any one or more of which may be waived by the Company or the Required Holders as the case may be:

               (a) Purchaser Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement which are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of Purchaser which are not so qualified shall be true and correct in all material respects, in each case of Closing with the same effect as though such representations and warranties had been made on and as of such date.

               (b) Performance by Purchaser. Purchaser shall have performed and complied in all material respects with all of the covenants and agreements and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to Closing.

               (c) Certificate. Purchaser shall have delivered to the Company a certificate executed on its behalf by its General Partner to the effect that the conditions set forth in Subsections 5.02(a) and 5.02(b) above, have been satisfied.

               (d) Stockholders Agreement. Purchaser shall have executed and delivered a stockholders agreement in the form of Exhibit D attached hereto.

               (e) Opinion of Counsel. The Company shall have received an opinion of Kirkland & Ellis, counsel to Purchaser in substantially the form of Exhibit E.

               5.03 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the purchase of the Sale Stock shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Purchaser:

               (a) Representations and Warranties. The representations and warranties of the Company, the Stockholders the Warrantholders and the Optionholders contained in this Agreement which are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of the Company, the Stockholders, Warrantholders and Optionholders which are not so qualified shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

               (b) Performance. The Company, the Stockholders, the Warrantholders and the Optionholders (including, without limitation, the MDC Entities) shall have performed and complied in all material respects with all the covenants and agreements and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by such parties at or prior to the Closing.

               (c) No Material Adverse Change. There shall have not occurred after the date hereof any material adverse change in the Condition of the Company and its Subsidiaries taken as a whole.

               (d) Certificate. The Company shall have delivered, or caused to be delivered, to Purchaser a certificate executed on its behalf by its duly authorized officer in their corporate capacity to the effect that (with respect to the Company) the conditions set forth in Subsections 5.03(a), 5.03(b) and 5.03(c), above, have been satisfied.

               (e) Stockholders Agreement. The Amended and Restated Stockholders Agreement dated February 16, 1996 by and among OSI Holdings Corp., the MDC Entities, Rainbow Trust One, Rainbow Trust Two, Chemical Equity Associates, L.P., the Clipper Entities, the Management Stockholders, the Non-Management Stockholders and the Optionholders shall have been terminated and a new stockholders agreement in the form of Exhibit D (the "Amended and Restated Stockholders Agreement") attached hereto executed and delivered by each Rollover Holder.

               (f) Advisory Services Agreement. The Advisory Services Agreement dated September 21, 1995 by and between OSI Holdings Corp. and MDC Management Company III, L.P. shall have been assigned to Purchaser or its designee.

               (g) Material Consents. The Company and its Subsidiaries shall have procured (subject always to Article I): (1) a waiver of any "Wind-Down Event" which arises out of the transactions contemplated by this Agreement under the Triple-A One Credit Agreement, dated October 28, 1998 (the "MBIA Agreement"), between OSI Funding Corp., Triple-A One Funding Corporation and MBIA Insurance Corporation ("MBIA"), (2) an extension of the "Liquidity Termination Date" under the Liquidity Agreement by and among Triple-A One Funding Corporation, certain Banks and Signatories (as such entities are defined in the Liquidity
        Agreement) and Banco Santander, until the date which is 364 days following the current Liquidity Termination Date (3), the modifications to the covenants contained in the MBIA Agreement required so that (i) they are no more restrictive than the covenants that are contained in the senior credit facility contemplated by the Senior Letter; (ii) all defaults under the MBIA Agreement and the documents and agreements contemplated thereby that exist, have existed or that may exist as a result of the transactions contemplated hereby are cured and any conflicts between such agreements and the other agreements relating to the on-going financing of the Company's operations are resolved and
        (iii) there are no material adverse changes to the terms and conditions of the MBIA Agreement and (4) all other third party consents necessary to consummate the transactions contemplated hereby that, if not obtained, would have a material adverse effect on the Condition of the Company and its Subsidiaries, taken as a whole.

               (h) Financing. Purchaser shall have obtained from the Noteholders, and the Trustee shall have taken all necessary actions with respect to, all waivers, consents and amendments necessary to (i) cure all defaults under the Indenture, dated as of November 6, 1996, between the Company and the trustee signatory thereto (the "Indenture") that exist, have existed or that may be caused by the transactions contemplated hereby, and (ii) have the Noteholders waive the Company's obligation to make a Change of Control Offer or to make a Change of Control Payment (each as defined in the Indenture), in each case on terms and conditions Purchaser and the Company each deem satisfactory. Purchaser shall have obtained the financing necessary to consummate the Refinancing contemplated by the Senior Letter, it being understood that the condition set forth in this Section 5.03(h) is not satisfied unless each tranche of the loans contemplated by the Senior Letter are obtained for the Company with an interest rate grid no higher than 75 basis points higher than the interest rate spread actually set forth on page 5 for such tranche in Annex I to the Senior Letter. Purchaser shall have obtained the financing contemplated by the Preferred Letter.

               (i) Resignations. Purchaser shall have received the resignations, effective as of the Closing, of each non-employee director and officer of the Company and its Subsidiaries other than those whom the Purchaser shall have specified in writing at least five business days prior to Closing.

               (j) 280G Approval. The Company shall have obtained the vote of shareholders holding more than 75% of the voting power of all of the outstanding stock of the Company approving payments (including the acceleration of vesting with respect to options or stock) the Company has made or is or may be obligated to make that would be "parachute payments" (within the meaning of Code ss. 280G(b)) which vote shall be in compliance with Code ss. 280G(b)(5)(B) and proposed Treasury Regulation ss. 1.280G-1, Q&A 7, so that any such payments either will not be excess parachute payments or will be exempt from treatment as parachute payments under Code ss. 280G.

               (k) Conversion and Exchange of Stock. The Preferred Stock of the Company shall have been exchanged for Voting Common Stock of the Company as set forth in Exhibit C without any payment and Nonvoting Common Stock shall have been converted into Voting Common Stock in accordance with Exhibit C.

               (l) Opinion of Counsel. Purchaser shall have received an opinion of White & Case LLP, counsel to the Company and the MDC Entities in substantially the form of Exhibit F.

               (m) Major Customers. Neither the Company nor any Subsidiary shall have received any notification that the business relationship under any of the following contracts would be terminated or would not be renewed at the end of its current term and there shall not have been a material adverse change in the following contracts, when considered as a whole:
        (i) Agreement, dated January 19, 1996 by and between AT&T Corp. and Interactive Performance, Inc.; (ii) Collection Services Agreement, dated August __, 1999, by and among American Express Travel Related Services Company, Inc., American Express Centurion Bank and OSI Collection Services, Inc.; and (iii) Outsourcing Services Agreement, dated April 1, 1999, by and between Interactive Performance, Inc. and Universal Card Services Corp.

               (n) Delivery of Redemption Stock. Stockholders, Warrantholders and Optionholders holding an aggregate of at least 99.5% of shares of Common Stock held by all Stockholders, Warrantholders and Optionholders (assuming exchange of all Preferred Stock and exercise of all Warrants and Options) shall have executed and delivered this Agreement and all Redemption Securityholders who have executed this Agreement and who, in accordance with Exhibit C, are to sell and deliver to the Company any shares of Redemption Stock shall have so sold and delivered such shares of Redemption Stock.

               (o) Escrow Agreement. The Company and Redemption Securityholders shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.


                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

               6.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

               (a)    by mutual consent of the Company and Purchaser;

               (b) by the Company or Purchaser if the transactions contemplated hereby shall not have been consummated on or before December 31, 1999 (or such later date as may be agreed to in writing by the Company and
        Purchaser),   by  reason  of  the  failure  of  any   condition  to  the
        consummation of the transactions contemplated hereby which must be fulfilled to its satisfaction, provided, that, no party may terminate this Agreement under this Section 6.01(b) if such failure has been caused primarily by such party's material breach of this Agreement;

               (c) by the Company if (a) there are any inaccuracies, misrepresentations or breaches of any of Purchaser's representations or warranties in this Agreement, such that the condition set forth in
        Section 5.02(a) to the Company's obligation to effect the transactions contemplated hereby cannot be met, or (b) Purchaser has breached or failed to perform in all material respects any of its material covenants or agreements contained herein as to which notice has been given to Purchaser and Purchaser has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Company within fifteen (15) days after receipt of such notice;

               (d) by Purchaser if (a) there are any inaccuracies, misrepresentations or breaches of any of the Company's or Stockholders' representations or warranties in this Agreement, such that the condition set forth in Section 5.03(a) to Purchaser's obligation to effect the transactions contemplated hereby cannot be met, or (b) the Company or the Stockholders have breached or failed to perform in all material respects any of their material covenants or agreements contained herein as to which notice has been given to the Company or the Stockholders, as the case may be, and the Company has failed to cure or otherwise resolve the same to the reasonable satisfaction of Purchaser within fifteen (15) days after receipt of such notice;

               (e) by the Company or Purchaser if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

               6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01 hereof by Purchaser or the Company, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto, except that Sections 4.02, 7.01, 7.13 and this Section 6.02 hereof shall survive any termination of this Agreement. Nothing in this Section 6.02 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                   ARTICLE VII

                                  MISCELLANEOUS

               7.01 Fees and Expenses. Subject to Article I, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, that effective as of the Closing, the Company shall assume the obligation to pay all fees and expenses of third parties incurred by the Purchaser in connection with the Recapitalization.

               7.02 Representations and Warranties. Each and every representation and warranty of the Company, Purchaser and the Stockholders contained herein or in any certificates or other documents delivered prior to or at the Closing (other than the representation and warranty contained in Section 3.03(a) which shall survive the Closing) shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Purchaser or the Stockholders shall be under any liability whatsoever with respect to any such representation or warranty. This Section 7.02 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

               7.03 Transfer Taxes. Except as provided herein, all transfer, sales and use, registration, stamp and similar Taxes imposed in connection with any transaction that occurs pursuant to this Agreement shall be borne solely by the Company.

               7.04 Extension; Waiver. At any time prior to the Closing, the Purchaser (on the one hand) and, the Company, and the Required Holders (on the other hand) may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein; provided, that no such extension or waiver which adversely affects the rights and obligations of a Stockholder, Warrantholder or Optionholder in a manner that does not equally affect all similarly situated Stockholders, Warrantholders and Optionholders may be made without the approval of each Stockholder, Warrantholder and Optionholder so affected.

               7.05 Public Announcements. The Company, on the one hand, and Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless required by applicable law. No Stockholder shall make or issue any such statement or release without the prior approval of Purchaser and the Company.

               7.06 Indemnification. From and after Closing, the Company shall and Purchaser shall cause the Company to (i) maintain in effect in the Certificate of Incorporation of the Company the provisions with respect to indemnification set forth in Article Eighth of the Certificate of Incorporation of the Company as in effect at the Closing, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing in any manner that would adversely affect the rights thereunder of individuals (or their estates) who at the date of this Agreement and/or as of the Closing are or were directors, officers, employees or agents of the Company or its Subsidiaries, unless such modification is required by law.

               7.07 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

               (a)    if to the Company, to it at:

                      390 South Woods Mill Road
                      Suite 350
                      Chesterfield, Missouri  63017
                      Attention:  Eric Fencl, Esq.
                                  General Counsel

                      Phone:   (314) 576-0022
                      Fax:     (314) 576-1867

                      with a copy to:

                      McCown De Leeuw & Co., Inc.
                      65 East 55th Street
                      New York, New York  10022
                      Attention:  David E. King

                      Phone:   (212) 335-9534
                      Fax:     (212) 335-6283

                      White & Case LLP
                      1155 Avenue of the Americas
                      New York, New York  10036
                      Attention:  Gregory Pryor, Esq.

                      Phone:   (212) 819-8389
                      Fax:     (212) 354-8113

               (b) if to the Sellers' Representative, to it at:

                      McCown De Leeuw & Co., Inc.
                      65 East 55th Street
                      New York, New York  10022
                      Attention:  David E. King

                      Phone:   (212) 335-9534
                      Fax:     (212) 335-6283

                      with a copy to:

                      White & Case LLP
                      1155 Avenue of the Americas
                      New York, New York  10036
                      Attention:  Gregory Pryor, Esq.

               (c)    if to Purchaser, to it at:

                      Madison Dearborn Capital Partners III, L.P.
                      Suite 3800
                      Three First National Plaza
                      Chicago, IL  60602
                      Attention:  Timothy Hurd
                      Phone:  (312) 895-1170
                      Fax:    (312) 895-1156

                      with a copy to:

                      Kirkland & Ellis
                      200 E. Randolph
                      Chicago, IL  60601
                      Attention:  Michael H. Kerr, P.C.

                      Phone:   (312) 861-2000
                      Fax:     (312) 861-2200

               (d) if to any of the Stockholders, to the address set forth opposite each of their names on the signature pages hereto,

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

               7.08 Entire Agreement. This Agreement and the Exhibits, the Company's disclosure letter and other documents referred to herein or delivered pursuant hereto and the Confidentiality Agreement collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

               7.09 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; except that Purchaser may assign without the prior consent of any other party hereto its right to purchase all or a portion of the Sale Stock as provided in
Section 1.01(a)(ii); provided, that no such assignment shall relieve Purchaser of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement except for Sections 7.06 and
7.07 which shall inure to, and be enforceable by, the intended beneficiaries thereof.

               7.10 Amendment and Modification. This Agreement may not be amended, modified and supplemented except in writing executed by the Company, Purchaser and the Required Holders provided, however, that no such amendment, modification or supplement of this Agreement which adversely affects the rights and obligations of a Stockholder, Optionholder or Warrantholder in a manner that does not equally affect all similarly situated Stockholders, Warrantholders and Optionholders may be made without the approval such Stockholder, Warrantholder or Optionholder.

               7.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

               7.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

               7.13 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof. Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be brought in the United States District Court for the Southern District of New York, or, if such courts do not have jurisdiction over such claims, in the courts of the State of New York as the party bringing such action or proceeding may elect, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to above and hereby further irrevocably waives any claim that any such court is not a convenient forum for any such suit, action or proceeding.

               7.14 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               7.15 Certain Definitions. (a) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

               (b) "Subsidiary," with respect to the Company, shall mean and include (x) any partnership of which the Company or any Subsidiary is a general partner or (y) any other entity in which the Company or any of its Subsidiaries owns or has the power to vote 50% or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity, in each case, including without limitation, the Subsidiaries set forth on Schedule 3.01(c)(ii) of the Company's disclosure letter.

               (c) "Knowledge" shall mean, with regard to any natural person, the actual knowledge of such person, and with regard to any party hereto, the actual knowledge of the executive officers of such party.

               (d) A "business day" shall mean, any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

               (e) A "Reorganization" shall mean, the corporate reorganization of certain of the Company's Subsidiaries as described in Section 3.01(r) and
4.03 of the Company's disclosure letter.

               (f) MDC Entities" shall mean McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. Offshore (Europe) III, L.P., McCown De Leeuw & Co. Offshore (Asia), L.P. and Gamma Fund LLC.

               (g) "Required Holders" shall mean the holders of a majority of the aggregate number of shares of Voting Common Stock, Nonvoting Stock and Preferred Stock outstanding at the time of such determination.

               7.16 Effectiveness of Agreement. This Agreement shall become effective with respect to any signatory hereto upon the occurrence of the execution and delivery of this Agreement by each of Purchaser, the Company, McCown De Leeuw & Company, III, L.P., McCown De Leeuw & Company III Offshore (Europe), L.P., McCown De Leeuw & Company III Offshore (Asia), L.P., Gamma Fund, L.L.C., Rainbow Trust One, Rainbow Trust Two, Chase Equity Associates, L.P., The Clipper Group, and MLQ Investors and any of the Affiliates of the foregoing that are Stockholders. The Company shall use its commercially reasonable efforts to cause any Stockholder, Warrantholder and Optionholder listed on Schedule 2.05 who has not executed and delivered this Agreement to execute and deliver this Agreement prior to the Closing.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, each of Purchaser, the Company, the Stockholders, the Optionholders and the Warrantholders have executed or have caused this Agreement to be executed by duly authorized Persons, all as of the date first above written.



 390 South Woods Mill Road                    OUTSOURCING SOLUTIONS INC.
 Suite 350
 Chesterfield, MO  63017
                                              By
                                                 -------------------------------
 Attention:  Eric Fencl, Esq.                    Name:
 Tel.: (314) 576-0022                            Title:
 Fax:  (314) 576-1867

with copies to White & Case

McCown De Leeuw & Co., Inc.
Park Avenue Tower
65 East 55th Street
New York, New York  10022

Attention:  David E. King
Tel.:  (212) 355-5500
Fax:   (212) 355-6283 or (212) 355-6945


White & Case LLP
1155 Avenue of the Americas
New York, New York 10036

Attention:  Gregory Pryor
Tel.:  (212) 819-8389
Fax:   (212) 354-8113



Madison Dearborn Capital                 MADISON DEARBORN CAPITAL
  Partners III, L.P.                       PARTNERS III, L.P.
Three First National Plaza, Suite 3800
Chicago, IL  60602                       By: Madison Dearborn Partners III, L.P.
                                                Its General Partners
Attention:  Timothy Hurd
Phone:  312-895-1170
Fax:    312-895-1156                       By: Madison Dearborn Partners, Inc.
                                                 Its General Partner
with a copy to:
                                              By:
Kirkland & Ellis                                 -------------------------------
200 East Randolph                                Name:
DriveChicago, IL  60601                          Title:

Attention:  Michael H. Kerr, P.C.
Phone:  312-861-2000
Fax:    312-861-2200
c/o McCown De Leeuw & Co., Inc.           McCOWN De LEEUW & CO.  III, L.P.
Park Avenue Tower
65 East 55th Street                       By: MDC Management Company III, L.P.
New York, New York  10022                        its General Partner



                                          By:
                                             ---------------------------------
                                             Name:  David De Leeuw
                                             Title:



c/o McCown De Leeuw & Co., Inc.           McCOWN De LEEUW & CO. III EUROPE, L.P.
Park Avenue Tower
65 East 55th Street                       By: MDC Management Company IIIE, L.P.
New York, New York  10022                       its General Partner



                                          By:
                                             ---------------------------------
                                             Name:  David De Leeuw
                                             Title:


c/o McCown De Leeuw & Co., Inc.           McCOWN De LEEUW & CO. III (ASIA) L.P.
Park Avenue Tower
65 East 55th Street                       MDC Management Company IIIA, L.P.
New York, New York  10022                      its General Partner


                                          By
                                             -----------------------------------
                                             Name:  David De Leeuw
                                             Title:


c/o McCown De Leeuw & Co., Inc.           GAMMA FUND, L.L.C.
Park Avenue Tower
65 East 55th Street
New York, New York  10022                 By
                                             -----------------------------------
                                             Name:  David De Leeuw
                                             Title:

c/o HBR Capital                           RAINBOW TRUST ONE
Two Ravinia Drive, Suite 1750
Atlanta, Georgia  30346
                                          By
                                             -----------------------------------
Attention:                                   Name:
Tel.:                                        Title:
Fax:




c/o HBR Capital                           RAINBOW TRUST TWO
Two Ravinia Drive, Suite 1750
Atlanta, Georgia  30346
                                          By
                                             -----------------------------------
Attention:                                Name:
Tel.:                                     Title:
Fax:



Address:                                  MLQ INVESTORS, L.P.
c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York  10004                 By
                                             -----------------------------------
Attention:  Steve Mnuchin                 Name: Steve Mnuchin
Tel.:  (212) 902-0100                     Title:
Fax:  (212) 902-1691



Outsourcing Solutions Inc.                By
390 South Woods Mill Road                    -----------------------------------
Suite 350                                    Name:  Timothy G. Beffa
Chesterfield, MO  63017

Attention:  Timothy G. Beffa
Tel.:  (314) 576-0022
Fax:  (314) 576-1867



Outsourcing Solutions Inc.                By
390 South Woods Mill Road                    -----------------------------------
Suite 350                                    Name:  Patrick Carroll
Chesterfield, MO  63017

Attention:  Patrick Carroll
Tel.:  (314) 576-0022
Fax:  (314) 576-1867



Outsourcing Solutions Inc.                By
390 South Woods Mill Road                    -----------------------------------
Suite 350                                    Name:  Michael Di Marco
Chesterfield, MO  63017

Attention:  Michael Di Marco
Tel.:  (314) 576-0022
Fax:  (314) 576-1867




Account Portfolios, Inc.                  By
3300 Northeast Expressway                    -----------------------------------
Building 1, Suite M                          Name:  Bryan Faliero
Atlanta, GA  30341

Attention:  Bryan Faliero
Tel.:  (770) 451-1388
Fax:  (770) 451-9783





Outsourcing Solutions, Inc.               By
390 South Woods Mill Road                    -----------------------------------
Suite 350                                    Name:  Eric R. Fencl
Chesterfield, MO  63017

Attention:  Eric R. Fencl
Tel.:  (314) 576-0022
Fax:  (314) 576-1867





Interactive Performance, Inc.             By
4275 Bridgeview Drive                        -----------------------------------
N. Charleston, SC  29405                     Name:  Dennis Grady

Attention:  Dennis Grady
Tel.:  (843) 308-7800
Fax:  (843) 308-7759




Outsourcing Solutions Inc.
390 South Woods Mill Road
Suite 350
Chesterfield, MO  63017                   By
                                             -----------------------------------
Attention:  Michael Meyer                    Name:  Michael Meyer
Tel.:  (314) 576-0022
Fax:  (314) 576-1867




Outsourcing Solutions Inc.
390 South Woods Mill Road
Suite 350
Chesterfield, MO  63017                   By
                                             -----------------------------------
Attention:  C. Bradford McLeod                Name:  C. Bradford McLeod
Tel.:  (314) 576-0022
Fax:  (314) 576-1867





c/o OSI Portfolio Acquisition Services
1251 Avenue of the Americas
Suite 2390
New York, NY  10020                       By
                                             -----------------------------------
Attention:  Jon Mazzoli                      Name:  Jon Mazzoli
Tel.:  (212) 899-4848
Fax:  (212) 899-4851





Outsourcing Solutions Inc.
390 South Woods Mill Road
Suite 350
Chesterfield, MO  63017                   By
                                             -----------------------------------
Attention:  Michael Staed                    Name:  Michael Staed
Tel.:  (314) 576-0022
Fax:  (314) 576-1867




17511 Country Lake Estates Court
Chesterfield, MO  63005                   By
                                             -----------------------------------
Attention:  Gary L. Weller                   Name:  Gary L. Weller
Tel.:  (314) 576-0022
Fax:  (314) 576-1867




Resurgens OSI Partners                    RESURGENS OSI PARTNERS
Fifteen Piedmont Center
Suite 1500
Atlanta, GA 30305
                                          By
                                             -----------------------------------
Attn: William C. Gaston                      Name:
Tel.: 404-467-6500                           Title:
Fax:  404-467-6501




Address:
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  John A. Topping




Address:
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  R. Chad Kapfhamer





5605 Lake Island Drive
Atlanta, GA  30327
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  David B. Kreiss





6136 Kenbrook Drive
Acworth, GA  30101
Attention:
Tel.:                                     By
Fax:                                         -----------------------------------
                                             Name:  Gregory M. Shelton




P.O. Box 92090
Anchorage, AK  99509
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  Willard L. Fancher




c/o A.M. Miller & Associates, Inc.
3033 Excelsior Blvd.
Minneapolis, MN  55416
Tel.:                                     By
Fax:                                         -----------------------------------
                                             Name:  Gerald Weinberg





13661 62nd Ave. N.E.
Kirkland, WA  98034
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name: Peter C. Rosvall




1201 Third Avenue, 40th Floor             STEWART M. LANDEFELD AS CUSTODIAN  FOR
Seattle, WA 98101-3099                    ALISON W. ROSVALL UNDER THE WASHINGTON
                                          UNIFORM TRANSFERS TO MINORS ACT
Tel:   (206) 583-8888
Fax:  (206) 583-8500
                                          By
                                             -----------------------------------
                                             Name:
                                             Title:




1201 Third Avenue, 40th Floor             STEWART M. LANDEFELD AS  CUSTODIAN FOR
Seattle, WA 98101-3099                    JAMIE L. ROSVALL UNDER THE  WASHINGTON
                                          UNIFORM TRANSFERS TO MINORS ACT
Tel:   (206) 583-8888
Fax:  (206) 583-8500
                                          By
                                             -----------------------------------
                                             Name:
                                             Title:



c/o A.M. Miller & Associates, Inc.
3033 Excelsior Blvd.
Minneapolis, MN  55416
Tel.:  (612) 928-2131                     By
Fax:  (612) 928-2134                         -----------------------------------
                                             Name:  Alan M. Miller





500 West Monroe Street                    HELLER FINANCIAL, INC.
Chicago, IL  60661
Attn:  Mark Hutchings
Tel.:  (312) 441-6879                     By
Fax:  (312) 928-8762                         -----------------------------------
                                             Name:  Mark Hutchings
                                             Title:



Attention:  Sheila Weimer                 By
Tel.:  (312) 441-7947                        -----------------------------------
Fax:  (312) 441-7367                         Name:  Sheila Weimer
                                             Title:




1325 Fourth Avenue                        GLOBAL VENTURES
Seattle, WA  98101
Attention:  C.L. Jeffrey
Tel.:                                     By
Fax:                                         -----------------------------------
                                             Name:  C.L. Jeffrey
                                             Title:    President



c/o Chase Capital Partners                CHASE EQUITY ASSOCIATES, L.P.
380 Madison Avenue, 12th Floor
New York, NY  10017
Attention:  Michael R. Hannon             By: CHASE CAPITAL PARTNERS, its
Tel.: (212) 622-3012                              General Partner
Fax:  (212) 622-3101

                                          By
                                             -----------------------------------
                                             Name:  Michael R. Hannon
                                             Title: General Partner
                                                      Chase Capital Partners




The Clipper Group                         CLIPPER CAPITAL ASSOCIATES, L.P.
650 Madison Avenue, 9th Floor
New York, NY  10022                       By
Attention:  Eugene Lynch                     -----------------------------------
Tel.:  (212) 940-6044                        Name:  Eugene P. Lynch
Fax:  (212) 940-6055                         Title:




The Clipper Group                         CLIPPER/MERCHANT PARTNERS, L.P.
650 Madison Avenue, 9th Floor
New York, NY  10022                       By: CLIPPER CAPITAL ASSOCIATES, L.P.,
Attention:  Eugene Lynch                         its General Partner
Tel.:  (212) 940-6044
Fax:  (212) 940-6055

                                           By
                                             -----------------------------------
                                             Name:  Eugene P. Lynch





The Clipper Group                         CLIPPER/MERBAN, L.P.
650 Madison Avenue, 9th Floor
New York, NY  10022                       By: CLIPPER CAPITAL  ASSOCIATES, L.P.,
Attention:  Eugene Lynch                          its General Partner
Tel.:  (212) 940-6044
Fax:  (212) 940-6055

                                          By
                                             -----------------------------------
                                             Name:  Eugene P. Lynch




The Clipper Group                         CLIPPER EQUITY PARTNERS I, L.P.
650 Madison Avenue, 9th Floor
New York, NY  10022                       By:  CLIPPER CAPITAL ASSOCIATES, L.P.,
Attention:  Eugene Lynch                          its General Partner
Tel.:  (212) 940-6044
Fax:   (212) 940-6055

                                          By
                                             -----------------------------------
                                             Name: Eugene P. Lynch






The Clipper Group                         CLIPPER/EUROPEAN RE, L.P.
650 Madison Avenue, 9th Floor
New York, NY  10022                       By: CLIPPER CAPITAL  ASSOCIATES, L.P.,
Attention:  Eugene Lynch                          its General Partner
Tel.:  (212) 940-6044
Fax:   (212) 940-6055


                                          By
                                             -----------------------------------
                                             Name:  Eugene P. Lynch




The  Clipper  Group                       CS FIRST  BOSTON  MERCHANT
650  Madison  Avenue,  9th Floor          INVESTMENTS 1995/96, L.P.
New York, NY 10022
Attention:  Eugene Lynch                  By: MERCHANT CAPITAL, INC.,
Tel:  (212) 940-6044                             its General Partner
Fax:  (212) 940-6055

                                          By:
                                             -----------------------------------
                                             Name: Eugene P. Lynch
                                             Title:



Address:
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  Nathan Pearson




Address:  865 Partenwood Road
          Long Lake, MN  55356
Tel.:                                     By
Fax:                                         -----------------------------------
                                             Name:  R. Hunt Greene

Address:  10224 Antlers Ridge
          Eden Prairie, MN  55347
Tel.:                                     By
                                             -----------------------------------
Fax:                                         Name:  Brian L. Holcomb


Address:  4700 Townes Road
          Edina, MN  55424
Tel.:                                     By
Fax:                                         -----------------------------------
                                             Name:  Charles B. Lannin





Address:
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  Steven L. Berg




Address:
Tel.:
Fax:                                      By
                                             -----------------------------------
                                             Name:  David Burton




Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  Raymond Henning




Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  Jerome Goodman



Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  Peter Goodman




Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  Abbey Goodman



Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  Kevin Goodman




Address:
Tel.:
Fax:                                         By
                                             -----------------------------------
                                             Name:  David Klein

                                                                       EXHIBIT A





                          Terms of Mezzanine Preferred

                                                                       EXHIBIT B





                                Escrow Agreement

                                                                       EXHIBIT C





                              List of Stockholders

                                                                       EXHIBIT D





                         Form of Stockholders Agreement

                                                                       EXHIBIT E





                      Form of Opinion of Kirkland & Ellis

                                                                       EXHIBIT F





                      Form of Opinion of White & Case LLP

                               TABLE OF CONTENTS


                                                                          Page



ARTICLE I

   ISSUANCE OF STOCK; PAYMENT OF SUBSCRIPTION PRICE; CLOSING ..............   2

   1.01  Issuance of Stock.................................................   2
   1.02  Price.............................................................   3
   1.03  Escrow; Sellers'Representative....................................   3
   1.04  Closing...........................................................   4
   1.05  Working Capital Adjustment........................................   4

ARTICLE II

   REDEMPTION OF THE REDEMPTION STOCK; OPTIONS; WARRANTS...................   6

   2.01  Conversion........................................................   6
   2.02  Redemption of Redemption Securities...............................   6
   2.03  Capital Stock.....................................................   7
   2.04  Warrants..........................................................   8
   2.05  Options...........................................................   8

ARTICLE III

   REPRESENTATIONS AND WARRANTIES..........................................   9

   3.01  Representations and Warranties of the Company.....................   9
          (a)  Due Organization, Good Standing and Corporate Power.........   9
          (b)  Authorization and Validity of Agreement.....................   9
          (c)  Capitalization..............................................   10
          (d)  Consents and Approvals; No Violations.......................   11
          (e)  Financial Statements; Commission Filings....................   11
          (f)  Absence of Certain Changes..................................   12
          (g)  Title to Properties; Encumbrances...........................   12
          (h)  Leases......................................................   13
          (i)  Material Contracts..........................................   13
          (j)  Compliance with Laws........................................   13
          (k)  Litigation..................................................   14
          (l)  Employee Benefit Plans......................................   14
          (m)  Employment Relations and Agreements.........................   16
          (n)  Taxes.......................................................   16
          (o)  Liabilities.................................................   18
          (p)  Intellectual Properties.....................................   18
          (q)  Environmental Laws and Regulations..........................   19
          (r)  Conduct of Business.........................................   20
          (s)  Broker's or Finder's Fee....................................   20
          (t)  Collection and Portfolio Services Businesses................   20
          (u)  Affiliate Transactions......................................   20
          (v)  Disclosure..................................................   20
   3.02  Representations and Warranties of Purchaser.......................   20
          (a)  Due Organization and Power..................................   21
          (b)  Authorization and Validity of Agreement.....................   21
          (c)  Consents and Approvals; No Violations.......................   21
          (d)  Litigation..................................................   21
          (e)  Broker's or Finder's Fee....................................   21
          (f)  Financing...................................................   22
          (g)  Purchase for Investment.....................................   22
   3.03  Representations of the Stockholders, Warrantholders
         and Optionholders.................................................   22
          (a)  Ownership of Redemption Shares or Warrants..................   22
          (b)  Authorization and Validity of Agreement.....................   22
          (c)  Consents and Approvals; No Violations.......................   23
          (d)  Broker's or Finder's Fee....................................   23

ARTICLE IV

   TRANSACTIONS PRIOR TO CLOSING DATE......................................   23

   4.01  Access to Information Concerning Properties and Records...........   23
   4.02  Confidentiality...................................................   24
   4.03  Conduct of the Business of the Company Pending the Closing Date...   24
   4.04  Reasonable Best Efforts...........................................   26
   4.05  Exclusive Dealing.................................................   27
   4.06  Notification of Certain Matters...................................   27
   4.07  Change of Control Payments........................................   27
   4.08  Financing; Consent Solicitation...................................   27

ARTICLE V

   CONDITIONS PRECEDENT TO SALE OF STOCK...................................   28

   5.01  Conditions to Each Party's Obligations............................   28
          (a)  No Injunction...............................................   28
          (b)  Statutes....................................................   28
          (c)  HSR Act.....................................................   28
   5.02  Conditions to Obligations of the Company and the Stockholders.....   28
          (a)  Purchaser Representations and Warranties....................   28
          (b)  Performance by Purchaser....................................   28
          (c)  Certificate.................................................   29
          (d)  Stockholders Agreement......................................   29
          (e)  Opinion of Counsel..........................................   29
   5.03  Conditions to Obligations of Purchaser............................   29
          (a)  Representations and Warranties..............................   29
          (b)  Performance.................................................   29
          (c)  No Material Adverse Change..................................   29
          (d)  Certificate.................................................   29
          (e)  Stockholders Agreement......................................   29
          (f)  Advisory Services Agreement.................................   30
          (g)  Material Consents...........................................   30
          (h)  Financing...................................................   30
          (i)  Resignations................................................   30
          (j)  280G Approval...............................................   30
          (k)  Conversion and Exchange of Stock............................   30
          (l)  Opinion of Counsel..........................................   30
          (m)  Major Customers.............................................   31

ARTICLE VI

   TERMINATION AND ABANDONMENT.............................................   31

   6.01  Termination.......................................................   31
   6.02  Effect of Termination.............................................   32

ARTICLE VII

   MISCELLANEOUS...........................................................   32

   7.01  Fees and Expenses.................................................   32
   7.02  Representations and Warranties....................................   32
   7.03  Transfer Taxes....................................................   33
   7.04  Extension; Waiver.................................................   33
   7.05  Public Announcements..............................................   33
   7.06  Indemnification...................................................   33
   7.07  Notices...........................................................   33
   7.08  Entire Agreement..................................................   35
   7.09  Binding Effect; Benefit; Assignment...............................   35
   7.10  Amendment and Modification........................................   36
   7.11  Headings..........................................................   36
   7.12  Counterparts......................................................   36
   7.13  Applicable Law....................................................   36
   7.14  Severability......................................................   36
   7.15  Certain Definitions...............................................   37
   7.16  Effectiveness of Agreement........................................   37

   EXHIBITS

   Exhibit A      Terms of Mezzanine Preferred
   Exhibit B      Escrow Agreement
   Exhibit C      List of Stockholders, Optionholders
   Exhibit D      Form of Stockholders Agreement
   Exhibit E      Form of Opinion of Kirkland & Ellis
   Exhibit F      Form of Opinion of White & Case LLP

600 University Street
Suite 3025
Seattle, WA 98101                         By
Tel:  (206) 389-0929                         -----------------------------------
Fax:  (206) 624-6133                         Name:  Cordell Jeffrey





1325 Fourth Avenue
Suite 1428
Seattle, WA 98101                         By
Tel:  (206) 292-1428                         -----------------------------------
Fax:  (206) 292-1426                         Name:  Gordon T. Boyd





1325 Fourth Avenue
Suite 1428
Seattle, WA 98101                         By
Tel:  (206) 292-1428                         -----------------------------------
Fax:  (206) 292-1426                         Name:  Paul J. Zeman





1325 Fourth Avenue
Suite 1428
Seattle, WA 98101                         By
Tel:  (206) 292-1428                         -----------------------------------
Fax:  (206) 292-1426                         Name:  Linda P. Gadola

                               FIRST AMENDMENT TO

                   STOCK SUBSCRIPTION AND REDEMPTION AGREEMENT

               FIRST AMENDMENT TO STOCK SUBSCRIPTION AND REDEMPTION AGREEMENT (this "Amendment"), dated as of December 10, 1999, by and among MADISON DEARBORN CAPITAL PARTNERS III, L.P. (the "Purchaser"), OUTSOURCING SOLUTIONS INC. (the "Company") and THE STOCKHOLDERS, WARRANTHOLDERS AND OPTIONHOLDERS OF THE COMPANY listed on the signature pages hereto. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Stock Subscription and Redemption Agreement.


                              W I T N E S S E T H :

               WHEREAS, the Purchaser, the Company and the Stockholders, Warrantholders and Optionholders of the Company are parties to that certain Stock Subscription and Redemption Agreement, dated as of October 8, 1999 (the "SS&R Agreement");

               WHEREAS, pursuant to a certain securities purchase agreement (the "Senior Preferred Purchase Agreement") to be entered into among the Company and each of Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., DB Capital Investors, L.P., First Union Investors, Inc., Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc., and Magnetite Asset Investors L.L.C., (each a "Preferred Purchaser," and collectively, the "Preferred
Purchasers"), the Preferred Purchasers will purchase 25,000 shares of the Company's Class A 14% Senior Mandatorily Redeemable Preferred Stock ("Class A Senior Preferred"), 75,000 shares of the Company's Class B 14% Senior Mandatorily Redeemable Preferred Stock ("Class B Senior Preferred", and together with the Class A Senior Preferred, the "Purchaser Preferred Stock") and 596,913.07 shares of the Company's Common Stock (collectively the "Preferred Purchaser Stock"), for an aggregate purchase price of $100.0 million;

               WHEREAS, pursuant to a certain assignment and purchase agreement (the "Common Stock Assignment and Purchase Agreement") Purchaser, pursuant to
Section 7.09 of the SS&R Agreement, has assigned to the named assignees therefor (each a "Co-Purchaser" and collectively, the "Co-Purchasers") the right to purchase 889,647.97 shares of the Company's Voting Common Stock and Non-Voting Common Stock which otherwise would have been included in the Sale Stock (the "Co-Purchaser Stock");

               WHEREAS, the Purchaser, the Company and the Stockholders, Warrantholders and Optionholders of the Company signatory hereto desire to amend the SS&R Agreement to reflect Purchaser's assignment of its right to purchase certain stock as aforementioned as well as other amendments as herein provided.

               NOW THEREFORE, it is agreed:

               I.     Amendment to Stock Subscription and Redemption Agreement.

               1. Section 1.01 of the SS&R Agreement is hereby amended by deleting Section 1.01 in its entirety and inserting in lieu thereof the following new Section 1.01:

               "1.01 Issuance of Stock. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, on the Closing Date (as hereinafter defined) 5,136,744.96 shares of Common Stock (the "Sale Stock"). The Company and the Redemption Securityholders and Rollover Holders acknowledge and agree that Purchaser has assigned its right to purchase the Preferred Purchaser Stock to the Preferred Purchasers and the Co-Purchaser Stock to the Co-Purchasers; provided, that such assignment shall not release Purchaser of its other obligations under this Agreement."

               2. Section 1.02 of the SS&R Agreement is hereby amended by deleting Section 1.02 in its entirety and inserting in lieu thereof the following new Section 1.02:

               "1.02 Price. In full consideration for the purchase by the Purchaser of the Sale Stock, Purchaser shall pay to the Company on the Closing Date aggregate consideration of $159,160,517.73 (the "Purchase Price"), which amount was determined based in part on the revolver availability at the Closing under the Refinancing and the third party fees and expenses of the Recapitalization payable by the Company or the Purchaser. Such amount shall be payable by wire transfer of funds to an account specified by the Company in writing to the Purchaser. This paragraph shall be subject to the satisfaction of the conditions to Purchaser's obligation to close set forth in Article V hereof."

               3. Section 1.03 of the SS&R Agreement is hereby amended by (i) changing the title thereof to "Sellers' Representative", (ii) deleting the last sentence thereof and (iii) deleting the first four sentences thereof and inserting in lieu of the first four sentences the following new sentence:

               "None of Purchaser or the Company shall be responsible to the Stockholders, Warrantholders or Optionholders for any loss, damage or expense such holders may suffer as a result of any action of McCown De Leeuw & Co., Inc. as representative for the Redemption Securityholders (the "Sellers' Representative")."

               4. Section 1.05 of the SS&R Agreement is hereby amended by deleting Section 1.05 in its entirety and inserting in lieu thereof the following new Section 1.05:

               "1.05 Working Capital. (a) The working capital of the Company (the "Working Capital") as of November 30, 1999 is deemed to be $12,367,699, which was determined in accordance with the following formula: the sum of current assets other than purchased loans of the Company and its Subsidiaries less current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP on a consolidated basis, consistently applied with the Financial Statements; provided, that in determining Working Capital, there was no duplication of amounts paid or payable that would have the effect of reducing Aggregate Consideration more than once on account of such amounts so paid or payable. The Working Capital is greater than $509,000 (being the targeted working capital agreed upon by the parties) and, therefore, the Aggregate Consideration shall be increased by $11,858,699, the amount of such difference.

               (b) No later than 30 days  following  the  Closing,  the  Company shall pay to each Redemption Securityholder an aggregate of $2,351,812.50, in the percentages set forth opposite each Redemption Securityholder's name on Exhibit G (net of any applicable federal state or local employment taxes, in the case of Optionholders, to be withheld and paid with respect to the compensation required to be reported by the Company to the Optionholder which amounts will be reported and paid by the Company to the relevant taxing authorities). The Company shall disburse each such amount by check to the applicable address as set forth on the signature pages hereto and to the applicable taxing authorities from time to time in accordance with applicable law."

               5. Section 2.02 of the SS&R Agreement is hereby amended by deleting the last sentence thereof and inserting in lieu thereof the following new sentence:

               "Upon consummation of the Recapitalization, there shall be no Preferred Stock (other than the Company's Purchaser Preferred Stock and the Junior Preferred Stock) outstanding."

               6.  Section  2.03(a) of the SS&R is hereby  amended  by  deleting
Section  2.03(a) in its entirety and inserting in lieu thereof the following new
Section 2.03(a):

               "2.03 Capital Stock. (a) Upon the surrender to the Company of a certificate or certificates (a "Certificate") evidencing Capital Stock included in the Redemption Securities, the Company shall pay by wire transfer of immediately available funds to the Person (as defined in Section 7.17 hereof) entitled thereto the Redemption Consideration times the number of shares of such Capital Stock as payment in full therefor.

               The "Redemption Consideration" is deemed to be $37.47 and was determined as follows: (i) the sum of (A) $258,636,716.69 being the
        Aggregate Consideration plus (B) $8,933,873.38, being the aggregate exercise price for all Warrants and Options outstanding immediately prior to the Closing, divided by (ii) the sum of (A) 5,308,866.59, being the total number of shares of Voting Common Stock and Nonvoting Common Stock outstanding at Closing (assuming the actions described in Section
        2.01 have occurred) and (B) 1,592,729.20, being the total number of shares of Voting Common Stock into which Warrants, Options and Preferred Stock (including accruals for payment-in-kind dividends as of Closing whether or not then exchangeable) outstanding at Closing are exercisable, convertible or exchangeable (whether or not presently exercisable, convertible or exchangeable) (the sum of (A) and (B) in clause (ii) being the "Fully Diluted Equity Number"). In calculating the Redemption Consideration and Fully Diluted Equity Number, no Warrant or Option is included that has an exercise price equal to or in excess of the amount of Redemption Consideration if such Warrant or Option were included in such calculation. It is understood and agreed that an aggregate of $2,351,812.50 of Redemption Consideration shall be held back at Closing and will be paid to Redemption Securityholders within 30 days after Closing in accordance with Section 1.05(b).

               "Aggregate   Consideration"   shall  mean  (A)  an  aggregate  of
        $792,351,812.50, less (B) the sum of the following items: (i) $543,240,189.16, being the amount of Debt at Closing; (ii) $6,989,974.40, being the fees and expenses specified in Section 3.01(s) of this Agreement along with other fees and expenses paid or payable by the Company (including, without limitation, legal and other advisory fees and expenses) in connection with this Agreement; (iii) $4,183,377.12, being amounts paid or payable by the Company, arising from the change in control of the Company resulting from this Agreement including, without limitation, change of control payments to certain employees of the Company pursuant to the agreements set forth on
        Schedule 1.02 of the Company's disclosure letter (based on a gross entitlement of $4,495,250 before deductions pursuant to such agreements); (iv) $94,127.50, being fees, expenses or other amounts paid or payable in connection with obtaining the consents or waivers of any third party required to consummate the purchase and redemption contemplated by this Agreement (including the fees, expenses or other amounts paid in connection with the amendments to the agreements contemplated by Section 5.03(g), but excluding consent and waiver fees, expenses and other amounts paid or payable to holders of the Senior Subordinated Notes and the expenses related to obtaining such consents and waivers); and (v) $0.00, being the fees and expenses of the Stockholders, Warrantholders or Optionholders paid or payable by the Company, if any, in connection with this Agreement and the transactions contemplated hereby, plus (C) $11,858,699, being the adjustment provided for in Section 1.05(a) based on the Working Capital.

               "Debt" shall mean (i) indebtedness of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles ("GAAP") (including, without limitation, capital leases), except for intercompany loans and advances between or among the Company and its Subsidiaries and (ii) any prepayment penalties or redemption premiums resulting from the transactions contemplated by this Agreement (but excluding any amount contemplated by clause (B) (iii) of the definition of Aggregate Consideration set forth in this Section 2.03(a))."

               7. Section 3.01(c)(i) of the SS&R Agreement is hereby amended by adding the following sentence at the end thereof:

               "Notwithstanding the first sentence hereof, the parties acknowledge and agree that, as of the Closing Date, the authorized capital of the Corporation consists of 300,000 shares of Preferred Stock, no par value, 15,000,000 shares of Voting Common Stock, par value $.01 per share, and 2,000,000 shares of Non-Voting Stock, par value $.01 per share."

               8. Section 5.02 is hereby amended by inserting the following new clause (f) immediately after clause (e) thereof:

               "(f) Preferred Purchasers. The Company shall have received gross proceeds of $100,000,000 from the sale and issuance of the Preferred Purchaser Stock to the Preferred Purchasers."

               9. Section 5.03(h) is hereby amended by deleting the last sentence thereof and by inserting the following sentence in lieu thereof:

               "The Preferred Purchasers shall have purchased an aggregate of $100,000,000 of Preferred Purchaser Stock."

               10. Section 5.03 is hereby amended by deleting clause (o) thereof in its entirety and inserting the following new clause (o) immediately after clause (n) thereof:

               "(o) Issuance of Preferred Stock. The Company shall have issued and sold an aggregate of $7,000,000 of the Company's Junior Preferred Stock, no par value (the "Junior Preferred Stock"), with the rights, preferences and terms set forth in Exhibit H attached hereto, to McCown De Leeuw & Company, III, L.P., McCown De Leeuw & Company III Offshore Europe, L.P., McCown De Leeuw & Company III Offshore (Asia), L.P., Gamma Fund, L.L.C., Rainbow Trust One, Rainbow Trust Two, Peter C. Rosvall, Alan M. Miller, Heller Financial, Inc., Chase Equity Associates, L.P., Clipper Capital Associates, L.P., Clipper/Merchant Partners, L.P., Clipper/Merban, L.P., Clipper Equity Partners I, L.P., Clipper/European RE, L.P., CS First Boston Merchant Investments 1995/1996, L.P., MLQ Investors, Timothy Beffa and Bryan Faliero."

               11. Exhibit A to the SS&R Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the words "[Intentionally Deleted]".

               12. Exhibit B to the SS&R Agreement is hereby amended by deleting Exhibit B is in its entirety and replacing it with the words "[Intentionally Deleted]".

               13. Exhibit C to the SS&R Agreement is hereby amended by deleting Exhibit C in its entirety and a new Exhibit C attached hereto as Annex B is hereby substituted in lieu thereof.

               14. Exhibit D to the SS&R Agreement is hereby amended by deleting Exhibit D in its entirety and a new Exhibit D attached hereto as Annex C is hereby substituted in lieu thereof.

               15. A new Exhibit G, attached hereto as Annex D, and a new Exhibit H, attached hereto as Annex E, are hereby added to the SS&R Agreement.

II.     Miscellaneous Provisions.

               1. Except as herein expressly amended, the SS&R Agreement is in all respects ratified and confirmed. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the SS&R Agreement.

               2. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               3. This Amendment shall be governed by, and construed and enforced in accordance with the Laws of the State of New York without regard to its principles of conflicts of law.

               4. This Amendment shall become effective as of the date first set forth above upon the execution and delivery hereof by the Company, Purchaser and Required Holders.

               5. From and after the date hereof, all references in the SS&R Agreement shall be deemed to be references to the SS&R Agreement as amended hereby.


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                     OUTSOURCING SOLUTIONS INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     MADISON DEARBORN CAPITAL PARTNERS III, L.P.


                                     By:  Madison Dearborn Partners III, L.P.
                                            Its General Partners

                                         By:  Madison Dearborn Partners, Inc.
                                              Its General Partner


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                     McCOWN De LEEUW & CO.  III, L.P.

                                     By:  MDC Management Company III, L.P.
                                             its General Partner



                                     By
                                        ----------------------------------------
                                        Name:  David De Leeuw
                                        Title:




                                     McCOWN De LEEUW & CO.  III EUROPE, L.P.

                                     By:  MDC Management Company IIIE, L.P.
                                             its General Partner



                                     By
                                        ----------------------------------------
                                        Name:  David De Leeuw
                                        Title:



                                   McCOWN De LEEUW & CO.  III (ASIA), L.P.

                                     By:  MDC Management Company IIIA, L.P.
                                            its General Partner



                                     By
                                        ----------------------------------------
                                        Name:  David De Leeuw
                                        Title:




                                    GAMMA FUND, L.L.C.




                                     By
                                        ----------------------------------------
                                        Name:  David De Leeuw
                                        Title:

                                     RAINBOW TRUST ONE



                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:




                                     RAINBOW TRUST TWO



                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:




                                     MLQ INVESTORS, L.P.



                                     By
                                        ----------------------------------------
                                        Name: Steve Mnuchin
                                        Title:




                                     By
                                        ----------------------------------------
                                        Name:  Timothy G. Beffa





                                     By
                                        ----------------------------------------
                                        Name:  Patrick Carroll





                                     By
                                        ----------------------------------------
                                        Name:  Michael Di Marco




                                     By
                                        ----------------------------------------
                                        Name:  Bryan Faliero





                                     By
                                        ----------------------------------------
                                        Name:  Eric R. Fencl





                                     By
                                        ----------------------------------------
                                        Name:  Dennis Grady





                                     By
                                        ----------------------------------------
                                        Name:  Michael Meyer





                                     By
                                        ----------------------------------------
                                        Name:  C. Bradford McLeod





                                     By
                                        ----------------------------------------
                                        Name:  Jon Mazzoli





                                     By
                                        ----------------------------------------
                                        Name:  Michael Staed




                                     By
                                        ----------------------------------------
                                        Name:  Gary L. Weller





                                     RESURGENS OSI PARTNERS



                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:





                                     By
                                        ----------------------------------------
                                        Name:  John A. Topping




                                     By
                                        ----------------------------------------
                                        Name:  R. Chad Kapfhamer






                                     By
                                        ----------------------------------------
                                        Name:  David B. Kreiss







                                     By
                                        ----------------------------------------
                                        Name:  Gregory M. Shelton






                                     By
                                        ----------------------------------------
                                        Name:  Willard L. Fancher






                                        By
                                        ----------------------------------------
                                        Name: Gerald Weinberg




                                    By
                                        ----------------------------------------
                                        Name: Peter C. Rosvall



                                     STEWART  M.  LANDEFELD  AS   CUSTODIAN  FOR
                                     ALISON  W.  ROSVALL  UNDER  THE  WASHINGTON
                                     UNIFORM TRANSFERS TO MINORS ACT


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     STEWART M. LANDEFELD AS CUSTODIAN FOR JAMIE
                                     L. ROSVALL  UNDER  THE  WASHINGTON  UNIFORM
                                     TRANSFERS TO MINORS ACT


                                     By
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 By
                                        ----------------------------------------
                                        Name:  Alan M. Miller




                                  HELLER FINANCIAL, INC.



                                     By
                                        ----------------------------------------
                                        Name:  Mark Hutchings
                                        Title:



                                     By
                                        ----------------------------------------
                                        Name:  Sheila Weimer
                                        Title:




                                     By
                                        ----------------------------------------
                                        Name:  C.L. Jeffrey




                                     CHASE EQUITY ASSOCIATES, L.P.



                                     By
                                        ----------------------------------------
                                        Name:  Michael R. Hannon
                                        Title: General Partner
                                                 Chase Capital Partners




                                     CLIPPER CAPITAL ASSOCIATES, L.P.



                                     By
                                        ----------------------------------------
                                        Name:  Eugene P. Lynch
                                        Title:




                                   CLIPPER/MERCHANT PARTNERS, L.P.



                                     By
                                        ----------------------------------------
                                        Name:  Eugene P. Lynch
                                        Title:






                                     CLIPPER/MERBAN, L.P.


                                     By
                                        ----------------------------------------
                                        Name:  Eugene P. Lynch
                                        Title:




                                     CLIPPER EQUITY PARTNERS I, L.P.



                                     By
                                        ----------------------------------------
                                        Name: Eugene P. Lynch
                                        Title:




                                     CLIPPER/EUROPEAN RE, L.P.



                                     By
                                        ----------------------------------------
                                        Name:  Eugene P. Lynch
                                        Title:



                                    CS FIRST BOSTON MERCHANT
                                     INVESTMENTS 1995/96, L.P.



                                     By:
                                        ----------------------------------------
                                        Name:  Eugene P. Lynch
                                        Title:




                                 By
                                        ----------------------------------------
                                        Name:  Nathan Pearson




                                     By
                                        ----------------------------------------
                                        Name:  R. Hunt Greene




                                     By
                                        ----------------------------------------
                                        Name:  Brian L. Holcomb



                                     By
                                        ----------------------------------------
                                        Name:  Charles B. Lannin




                                     By
                                        ----------------------------------------
                                        Name:  Steven L. Berg





                                     By
                                        ----------------------------------------
                                        Name:  David Burton




                                     By
                                        ----------------------------------------
                                        Name:  Raymond Henning





                                     By
                                        ----------------------------------------
                                        Name:  Jerome Goodman





                                     By
                                        ----------------------------------------
                                        Name:  Peter Goodman





                                     By
                                        ----------------------------------------
                                        Name:  Abbey Goodman





                                     By
                                        ----------------------------------------
                                        Name:  Kevin Goodman







                                     By
                                        ----------------------------------------
                                        Name:  David Klein



                                     By
                                        ----------------------------------------
                                        Name:  Gordon T. Boyd




                                     By
                                        ----------------------------------------
                                        Name:  Paul J. Zeman



                                     By
                                        ----------------------------------------
                                        Name:  Linda P. Gadola